     As filed with the Securities and Exchange Commission on April 7, 1999
                                                     Registration No. 333-71783
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ---------------------
                                AMENDMENT NO. 1
                                       TO

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                       INTERNET FINANCIAL SERVICES INC.
                (Name of small business issuer in its charter)

              Delaware                             6211                              13-3911867
       (State or jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer Identification No.)
    incorporation or organization)     Classification Code Number)

                                40 Wall Street
                           New York, New York 10005
                                (212) 422-1664
(Address and telephone number of principal executive offices and principal place of business)


                                 Steven Malin
                     Chairman and Chief Executive Officer
                       Internet Financial Services Inc.
                   40 Wall Street, New York, New York 10005
                                (212) 422-1664
           (Name, address and telephone number of agent for service)

                                  Copies to:



               Edward I. Tishelman, Esq.     Robert J. Mittman, Esq.
               Hartman & Craven LLP          Tenzer Greenblatt LLP
               460 Park Avenue               405 Lexington Avenue
               New York, New York 10022      New York, New York 10174
               (212) 753-7500                (212) 885-5000
               (212) 688-2870 (fax)          (212) 885-5001 (fax)

                            ---------------------
               Approximate date of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective
                            ---------------------
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ---------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                Proposed
                                                                 Maximum            Proposed
                                                             Offering Price         Maximum             Amount of
        Title of Each Class of             Amount to Be            Per             Aggregate          Registration
      Securities to be Registered           Registered           Unit(1)       Offering Price(1)         Fee(1)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value ("Common
 Stock") .............................       2,300,000(2)   $  7.00               $16,100,000          $ 3,932.31
---------------------------------------------------------------------------------------------------------------------
Underwriter's Warrants(3) ............         200,000      $   .0005             $       100          $       --(4)
---------------------------------------------------------------------------------------------------------------------
Common Stock underlying Underwriter's
 Warrants ............................         200,000      $ 11.55               $ 2,310,000          $   564.20
---------------------------------------------------------------------------------------------------------------------
  Total ..................................................................        $18,410,100
---------------------------------------------------------------------------------------------------------------------
  Total Registration Fee ......................................................................        $ 4,496.51
---------------------------------------------------------------------------------------------------------------------
  Amount Previously Paid ......................................................................        $ 3,728.81
---------------------------------------------------------------------------------------------------------------------
  Amount Due ..................................................................................        $   767.70(5)
=====================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

(2) Includes 300,000 shares which the Underwriter has the option to purchase to cover over-allotments, if any.

(3) Represents warrants to be issued to the Underwriter. Pursuant to Rule 416, there is also being registered hereby such additional indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions set forth in the Underwriter's Warrants.

(4) None pursuant to Section 457(g).

(5) Represents the amount due for (i) the additional 345,000 shares being offered hereby at $7.00 and (ii) the additional 30,000 shares underlying the Underwriter's Warrants being offered hereby at $11.55. Pursuant to Rule 457, no additional fee is due on account of the increase in the offering price for the remaining shares for which the registration fee was previously paid.

                       Internet Financial Services Inc.

             Cross Reference Sheet for Prospectus Under Form SB-2



Front of Registration Statement and Outside Front
 Cover of Prospectus ....................................   Front of Registration Statement and Outside Front
                                                            Cover Page of Prospectus

Inside Front and Outside Back Cover Pages of
 Prospectus .............................................   Inside Front and Outside Back Cover

Summary Information and Risk Factors ....................   Prospectus Summary; Risk Factors

Use of Proceeds .........................................   Use of Proceeds

Determination of Offering Price .........................   Outside Front Cover Page of Prospectus;
                                                            Underwriting

Dilution ................................................   Dilution

Selling Security Holders ................................   Inapplicable

Plan of Distribution ....................................   Outside Front Cover Page of Prospectus;
                                                            Underwriting
Legal Proceedings .......................................   Litigation

Directors, Executive Officers, Promoters and
 Control Persons ........................................   Management

Security Ownership of Certain Beneficial Owners
 and Management .........................................   Principal Stockholders

Description of Securities ...............................   Outside Front Cover Page of Prospectus; Prospectus
                                                            Summary; Capitalization; Description of Securities

Interests of Named Experts and Counsel ..................   Legal Matters; Experts

Disclosure of Commission Position on
 Indemnification for Securities Act Liabilities .........   Management

Organization within Last Five Years .....................   Certain Transactions

Description of Business .................................   Business

Management's Discussion and Analysis or Plan of
 Operation ..............................................   Management's Discussion and Analysis of Financial
                                                            Condition and Results of Operation

Description of Property .................................   Business

Certain Relationships and Related Transactions ..........   Certain Transactions

Market for Common Equity and Related
 Stockholder Matters ....................................   Outside Front Cover Page of Prospectus; Risk
                                                            Factors; Management; Description of Securities

Executive Compensation ..................................   Management

Financial Statements ....................................   Financial Statements

Changes in and Disagreements With Accountants on
 Accounting and Financial Disclosure ....................   Inapplicable

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             SUBJECT TO COMPLETION


                              DATED APRIL 7, 1999



                       Internet Financial Services Inc.
                       2,000,000 Shares of Common Stock

                                $7.00 per Share




     Internet Financial Services Inc. is offering 2,000,000 shares of its common stock. This is our initial public offering and there currently is no public market for our common stock. The offering price may not reflect the market price of our shares after the offering.



                            ---------------------

        Investing in the common stock involves risks. See "Risk Factors"
                              beginning on page 7.

                             ---------------------
================================================================================
                          Public        Underwriting       Proceeds
                         Offering      Discounts and          to
                          Price         Commissions        Company
--------------------------------------------------------------------------------
Per Share .........   $      7.00      $      .65       $      6.35
--------------------------------------------------------------------------------
Total .............   $14,000,000      $1,300,000       $12,700,000
================================================================================

                            ---------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     We have granted the underwriter a 45-day option to purchase up to an additional 300,000 shares of common stock to cover over-allotments. The underwriter is offering the shares on a firm commitment basis. Whale Securities
Co., L.P. expects to deliver the shares of common stock to purchasers on      ,
1999.


                            ---------------------

                          Whale Securities Co., L.P.


                                        , 1999

                               [LOGO AND DIAGRAM]

                              PROSPECTUS SUMMARY

                          Internet Financial Services

     Internet Financial Services Inc. provides real-time online financial brokerage services and comprehensive information about the securities markets through its proprietary trading systems, UltimateTrader(R) and WatleyTrader(TM). We also operate a third-market institutional sales desk which specializes in executing and facilitating large-block transactions in approximately 500 thinly-traded equity securities.

 UltimateTrader

     We designed UltimateTrader for use by self-directed active traders. Active traders execute more trades per day than any other category of investors and require real-time information and quick order execution to effectuate their trading strategies. UltimateTrader is a uniquely integrated trading system because it provides active traders with the comprehensive information they need on a real-time basis and the ability to execute trades in seconds. UltimateTrader delivers and automatically updates a continuous, dynamic stream of live market data to the client's screen. With most other Internet-based trading systems, displayed data remains static until the query is repeated.

     UltimateTrader's features enable clients to:

      o access comprehensive information on stocks, markets, indices, mutual funds, news and options;

      o establish and track their securities, cash and margin positions;

      o customize screen layouts;

      o execute trades with a few simple mouse-clicks or key strokes; and

      o route trades directly to the exchanges, the Nasdaq Market Maker System, a specific market maker or an electronic communication network

 WatleyTrader

     WatleyTrader is our web-based Internet broker service which we designed for active investors who execute trades online and use online services to gather information about the securities markets. WatleyTrader provides clients comprehensive information on stocks, markets, indices, mutual funds, news and options in a live format for a fee, or a partially time delayed format for free.

 Our Online Client Base

     We have an online client base of approximately 1,700 accounts as of March 22, 1999, a significant increase compared to our 300 online accounts as of September 30, 1997.

 Our Market Opportunity

     Online trading is the fastest growing segment of the brokerage industry and is expected to continue to grow significantly. Forrester Research, Inc. estimates that the online trading industry grew from approximately 1.5 million accounts at the end of 1996 to approximately 5 million accounts at the end of 1998 and that the market will grow to 8.4 million accounts at the end of 1999 and 14.4 million accounts in 2002. We believe that UltimateTrader is uniquely positioned to satisfy the needs of this growing market.

 Our Strategy

     Our strategy is to capitalize on perceived opportunities arising from the expanding online trading market by:

     o Targeting active traders and other active investors;

     o Expanding our marketing efforts for our online brokerage service;

     o Expanding our network infrastructure and client support capabilities;

     o Converting to self-clearing operations;

     o Improving our third-market institutional sales desk; and

     o Offering new services.

                                 Our Formation

     Internet Financial Services was incorporated in May 1996 under the laws of the State of Delaware. Our wholly-owned subsidiary, A.B. Watley, Inc., was organized in December 1958 under the laws of the State of New York. In January 1997, we acquired all of the outstanding capital stock of Watley.

                   How to Contact Internet Financial Services

     Our principal executive offices are located at 40 Wall Street, New York, New York 10005, and our telephone number is (212) 422-1664. We maintain a website at www.abwatley.com. Information contained in our website does not constitute a part of this prospectus.

                                 The Offering

Common stock offered.....   2,000,000 shares

Common stock to be
 outstanding after this
 offering................   7,631,745 shares. Our outstanding shares do not
                            include:

                            o 200,000 shares reserved for issuance upon
                              exercise of the underwriter's warrants;

                            o 1,049,900 shares reserved for issuance upon
                              exercise of options granted under our stock option plans;

                            o 150,100 shares reserved for issuance upon the
                              exercise of options available for future grant under our stock option plans;

                            o 351,250 shares reserved for issuance upon
                              exercise of non plan options and warrants; and

                            o 300,000 shares reserved for issuance in this
                              offering to cover over-allotments, if any, by the underwriter.

Use of proceeds..........   We intend to use the net proceeds of this offering
                            for sales and marketing; expanding and upgrading our network; expanding client services; repaying indebtedness; and working capital and general corporate purposes.

Risk factors.............   An investment in the common stock is speculative
                            and involves a high degree of risk. You should purchase the shares only if you can afford a complete loss of your investment.

Proposed Nasdaq SmallCap
 Market symbol...........   IFSX

     Notice to California investors: Each purchaser of our common stock in California must be an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, or satisfy one of the following suitability standards:

     o minimum gross income of $65,000 and a net worth (exclusive of home, home furnishings and automobiles) of $250,000; or

     o minimum net worth (exclusive of home, home furnishings and automobiles) of $500,000.

     Notice to Ohio, South Carolina and Washington investors: Each purchaser of our common stock in Ohio, South Carolina and Washington must be an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                            ----------------------

                         Summary Financial Information

     The following summary financial information sets forth certain historical and pro forma financial data . The historical financial data as of September 30, 1998 and 1997, and for the years ended September 30, 1998 and 1997, have been derived from our audited consolidated financial statements included elsewhere herein, which statements have been audited by Ernst & Young LLP, independent auditors, as indicated in their report included elsewhere herein. The historical financial data as of December 31, 1998 and for the three months ended December 31, 1998 and 1997 are derived from our unaudited consolidated financial statements included elsewhere herein and include all adjustments (consisting only of normal recurring adjustments) which our management considers necessary for a fair presentation of the financial position as of, and the results for, such interim periods. The results of operations for the three months ended December 31, 1998 are not necessarily indicative of the results for any future interim period or for the year ending September 30, 1999.

     The following summary financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, including the notes thereto, included in this prospectus.

     The pro forma information presented below gives effect to the receipt of approximately $1,050,000 of net proceeds in January 1999 upon the issuance of 221,500 shares of common stock, and the receipt of $375,000 of net proceeds in January 1999 upon the issuance of a $400,000 principal amount promissory note and warrants to purchase 140,000 shares of common stock.

     The as adjusted information presented below gives effect to:

     o the sale of the shares of common stock offered hereby, the anticipated application of a portion of the estimated net proceeds therefrom for the repayment of $750,000 principal amount of indebtedness and $37,000 accrued and unpaid interest thereon;

     o the reclassification of approximately $271,000 of deferred offering costs as a reduction to equity;

     o the write-off of non-cash deferred option and warrant costs related to the issuance of options and warrants in connection with indebtedness being repaid with a portion of the proceeds of this offering; and

     o the recognition of approximately $16,000 of professional fee expenses related to the issuance of options to non-employees effective on the date of this prospectus.

     Our consolidated financial statements are not categorized between current and non-current assets and liabilities. For purposes of calculating working capital, we consider our cash and cash equivalents, securities owned, receivables from clearing brokers and a portion of other assets to be current assets, and securities sold, not yet purchased, the current portion of notes payable and accounts payable and accrued liabilities to be current liabilities.

Statement of Operations Data:

                                                                                       Three Months Ended
                                                   Year Ended September 30,               December 31,
                                                -------------------------------   -----------------------------
                                                     1998             1997             1998            1997
                                                -------------   ---------------   -------------   -------------
Revenues ....................................    $9,119,268      $  4,532,532      $3,180,033      $1,457,560
Net revenues ................................     8,859,946         4,320,173       3,071,530       1,437,950
Commissions, floor brokerage and clearing
  charges ...................................     3,425,725         1,844,927       1,369,610         597,070
Employee compensation and related costs .....     2,247,963         1,297,575         852,342         380,041
Other expenses ..............................     3,805,903         2,234,868       1,074,854         823,427
Net loss ....................................      (632,410)       (1,059,973)       (229,426)       (365,779)
Net loss per share ..........................          (.12)             (.30)           (.04)           (.07)
Weighted average number of shares
  outstanding ...............................     5,171,182         3,508,560       5,291,080       5,120,771

Balance Sheet Data:

                                       September 30, 1998                    December 31, 1998
                                      --------------------   --------------------------------------------------
                                                                  Actual           Pro Forma       As Adjusted
                                                             ----------------   --------------   --------------
Working capital (deficit) .........        $ (691,258)         $ (1,777,898)      $ (352,898)    $10,710,269
Total assets ......................         5,539,457             6,363,494        7,813,494      18,430,676
Total liabilities .................         3,785,038             4,575,371        4,975,371       3,988,538
Stockholders' equity ..............         1,754,419             1,788,123        2,838,123      14,442,138

                                 RISK FACTORS

     The shares offered hereby are speculative and involve a high degree of risk. Each prospective investor should carefully consider the following risk factors before making an investment decision.

Because we have experienced losses and expect our expenses to increase, we may not be able to achieve profitability.

     Since our inception, we have incurred losses. As of December 31, 1998 we had an accumulated deficit of $2,133,187. Our operating expenses are expected to continue to increase significantly in connection with our proposed expanded activities. Accordingly, our future profitability will depend on our ability to increase our client base and our revenues while controlling costs. We expect to continue to incur losses until we are able to significantly increase our client base and revenues.

The evolving nature of the online brokerage market makes the ultimate demand for our services uncertain.

     The level of demand for online brokerage services is uncertain because the market is rapidly evolving. Our offering of brokerage services over the Internet involves a relatively new approach to securities trading. Customers of traditional full-commission brokerage firms or discount brokers may be reluctant or slow to convert to Internet brokerage services. Moreover, security and privacy concerns of existing and potential users of our services may deter potential clients from using our trading systems. If the market for online brokerage services does not develop as we expect, our business, financial condition and operating results will be materially adversely affected.

Client attrition results in the loss of clients.

     Any significant increase in our client attrition rate could have a material adverse effect on our business and operations. Historically, we have experienced a client attrition rate of 7% per month. Client attrition results in the erosion of our client base. We must attract new clients to maintain our client base.

Our business is highly sensitive to declines in the securities markets.

     A general decrease in trading activity in the securities markets could adversely affect the level of trading by our clients. Historically, when the stock market suffers large declines, known as a bear market, the level of individual investor activity declines. We will likely be adversely affected during any long-term bear market. As a result, our business, financial condition and operating results would be adversely affected because certain expenses, consisting primarily of salaries and benefits, computer and networking costs and rent remain relatively fixed. Moreover, our operating results may fluctuate dramatically from period to period as a result of these factors.

We may not be able to compete successfully for clients because the number of competitors is increasing and some of our competitors are better known and have greater resources.

     The market for electronic brokerage services is intensely competitive and rapidly changing. We compete directly with other firms which focus on active trading clients as well as other discount brokerage firms offering online or telephone brokerage services. We also face competition for clients from full commission brokerage firms, financial institutions and mutual funds. Many of our competitors have well-established reputations for providing brokerage and financial services and have longer operating histories and significantly greater financial, technical, marketing, personnel and other resources than we have. Many of our clients also maintain accounts with one or more of our competitors.

     The general financial success of companies in the securities industry over the past several years has strengthened existing competition. We believe that this success will continue to attract new competitors to the industry which could adversely affect our ability to gain or even maintain market share. Such potential competitors include depository institutions, insurance companies and providers of online financial and information services. We cannot assure you that we will be able to compete successfully. Competitive factors could materially adversely affect our business, financial condition and operating results.

We need to expand our network infrastructure and client support capabilities or we will not be able to service our growing client base.

     We will need to expand our network infrastructure and client support capabilities in anticipation of an expanded client base. Such expansion will require us to make significant up front expenditures for servers, routers and computer equipment, to increase bandwidth for internet connectivity and to hire and train additional client service personnel. Such expansion must be completed without system disruptions. Failure to expand our network infrastructure or client service capabilities would materially adverse affect our company's business and operations.

System failures or service interruptions could be caused by high levels of client usage, failures of third-party systems or other acts beyond our control. System failures or service interruptions could result in:
     o substantial losses for our clients
     o client inability to satisfy margin obligations
     o decreased commission revenues
     o loss of client accounts
     o harm to our reputation.

     System failures or service interruptions could cause substantial losses for our clients and result in decreased commission revenues from client trading activities and in loss of client accounts, client inability to satisfy margin obligations and harm to our reputation and the perception of our trading system's reliability. Any significant degradation or failure of our trading systems or any other systems in the trading process could cause clients to suffer delays in trading. During a systems failure, we may not be able to process the volume of telephone orders placed by our clients.

     Our online trading systems are heavily dependent on the integrity of the electronic systems supporting it. Heavy stress placed on our trading systems during peak trading times could cause our systems to operate at unacceptably low speed or fail. Failure of our trading systems could also be caused by online service providers, record keeping and data processing functions performed by third parties and third-party software such as Internet browsers and trading engines. Additionally, a natural disaster, power or telecommunications failure or act of war, may cause an extended systems failure. Computer viruses or unauthorized access to or sabotage of our network by a third party could also result in system failures or service interruptions.

If we are unable to prevent unauthorized access to our clients' transactions and other data we could be harmed.

     Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments could result in a compromise of the technology or other software used by us to protect client transaction and other data. The secure transmission of confidential information over public networks is a critical element of our operations. We are not aware of any security breaches in the transmission of confidential information. Any significant compromise of our trading systems' security could materially adversely affect our business, financial condition and operating results.

We may need additional financing to support our proposed expansion.

     We cannot assure you that the proceeds of this offering will be sufficient to fund our proposed expansion or that additional financing will become available if needed. We will be materially adversely affected if we do not obtain financing when needed.

     We need the proceeds of this offering to expand our operations and finance our future working capital requirements. Based upon our current plans and assumptions relating to our business plan, we anticipate that the net proceeds of this offering will satisfy our capital requirements for at least twelve months following the closing of this offering. If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations. Any issuance of equity securities would dilute the interest of our stockholders.

Our operations would be interrupted if the services of our clearing brokers are terminated.

     Watley is dependent on the operational capacity and the ability of its clearing brokers for the orderly processing of transactions. Watley's clearing agreements may be terminated by either party, upon 60 days written notice in the case of Penson Financial Services, Inc., and 30 days prior written notice in the case of Weiss, Peck & Greer, L.L.C. Termination or material interruptions of services provided by our clearing brokers would have a material adverse effect on our operations. Watley's agreements with its clearing brokers provide that the clearing brokers process all securities transactions for Watley's account and the accounts of Watley's clients. Services of the clearing brokers include billing and credit extension, control and receipt, custody and delivery of securities. Watley has also agreed to indemnify and hold the clearing brokers harmless from liabilities or claims, including claims arising from the transactions of our clients, which could be material in amount.

Our client lending activities subject us to the risks of loss resulting from clients not satisfying their obligations and our being required to cover our clients' obligations.

     We are subject to the risks inherent in extending credit to the extent that we permit our clients to purchase securities on a "margin" basis. In the event that margin requirements are not sufficient to cover losses, Watley may be required to sell or buy securities at prevailing market prices and incur losses to satisfy client obligations. A portion of Watley's clients' securities activities are transacted on a margin basis through the clearing broker which Watley has agreed to indemnify. Credit is extended to the client and secured by cash and securities in the client's account or "short sales," sales of securities not yet purchased. Margin risk is exacerbated during periods of rapidly declining markets in which the value of the collateral held by Watley could fall below the amount borrowed by the client.

Failure to successfully expand our operations would hurt our operating results.

     Our business and prospects will be harmed if we are unable to successfully expand our business. We believe that we need to expand our business to achieve and sustain profitable operations. We intend to use a portion of this offering to expand our operations through internal growth and possible acquisitions. Our proposed expansion will depend on, among other factors, widespread consumer acceptance of UltimateTrader and WatleyTrader and our ability to attract and retain clients, hire and retain additional skilled management, marketing, industry and client service and other personnel.

We may seek to expand through acquisitions which are not currently identified and which therefore may entail risks which you will not have a basis to evaluate.

     We may seek to expand our operations by acquiring companies in businesses which we believe will complement or enhance our business. We are not currently involved in negotiations with respect to any material acquisitions, and are not a party to any agreement, commitment, arrangement or understanding relating to any such acquisitions. We have not established any minimum criteria for any acquisition and our management may have complete discretion in determining the terms of any such acquisition. Consequently, there is no basis for you to evaluate the specific merits or risks of any potential acquisition that we may undertake. We cannot assure you that we will be able to ultimately effect any acquisition, successfully integrate any acquired business in our operations or otherwise successfully expand our operations.

Converting to a self-clearing broker will subject us to many risks.

     We may not receive regulatory approval to engage in self-clearing operations.

     The NASD must agree to amend Watley's membership agreement before Watley will be able to engage in self-clearing operations. We cannot assure you that the NASD will agree to so amend Watley's membership agreement.

     Self-clearing brokers are subject to more regulatory control and examination than we are currently subject which could lead to civil liabilities or penalties for errors or violations of regulations.

     Self-clearing securities firms are subject to substantially more regulatory control and examination than we are currently subject. Errors in performing clearing functions or reporting could lead to civil penalties imposed by the SEC or the NASD. Self-clearing operations, especially where conducted by firms such as Watley, without significant prior experience, involve substantial risks of losses due to clerical errors relating to the handling of client funds and securities. We cannot assure you that Watley will be able to perform such operations as accurately and efficiently as such operations are being performed by Watley's clearing brokers. Clearing process errors also may lead to civil liability for actions in negligence brought by parties who are financially harmed as a result of such errors. Any liability that arises as a result of self-clearing operations could have a material adverse effect on our company's business, financial condition and operating results. Watley's failure to perform self-clearing operations accurately and cost-effectively could have a material adverse effect on our business, financial condition and operating results.

     Converting to self-clearing operations will increase our capital requirements and impose additional responsibilities for controlling client securities and clearing transactions.

     If we convert to a self-clearing firm, we will have to pay for a portion of the securities purchased by our clients, to the extent such purchases are made on margin, which will increase our capital requirements substantially. We will also have direct responsibility for the possession and control of client securities and other assets and the clearance of client securities transactions. This will require us to record on our balance sheet the client receivables and client payables to Watley that are a result of client margin loans and client free credit balances (i.e., client cash balances maintained by Watley) which could have a significant effect on our total assets and total liabilities.

Our inability to obtain accurate information could cause service interruptions and loss of clients and could subject us to claims by clients or third parties.

     We depend upon information suppliers to accurately provide and, in some cases, format such data, on a real-time basis. Failure by any service provider to supply such information according to our requirements could result in service interruptions, adverse client perception of our trading system and loss of clients. In addition, we could be sued by clients who download inaccurate information from our trading system for losses resulting from the client's use of such information. We may also be subject to claims, including claims for negligence, copyright or trademark infringement based on the nature and content of information downloaded by clients from our trading systems and subsequently distributed to others. We do not maintain insurance to cover most of these types of liabilities. Any liability imposed on us or costs incurred in defending claims that are not covered by insurance or are in excess of our insurance coverage could materially adversely affect our business, financial condition and operating results.

If the Internet infrastructure is not developed or issues concerning the commercial use of the Internet are not favorably resolved, use of our trading systems may be adversely affected.

     Our business, financial condition and operating results will be materially adversely affected if critical issues concerning the commercial use of the Internet are not favorably resolved, the necessary infrastructure is not developed, or the Internet does not become a viable commercial marketplace. Widespread acceptance of UltimateTrader and WatleyTrader will depend upon the adoption of the Internet as a widely used medium for commerce. The Internet may not continue to develop as a commercial marketplace because of inadequate development of the necessary infrastructure, such as a reliable network backbone, or timely development of complementary services and products, such as high speed modems and high speed communication lines. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. However, the Internet infrastructure may not be able to support the demands placed on it by this continued growth. In addition, use of the Internet could be adversely affected by delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or due to increased governmental regulation. Critical issues concerning the commercial use of the Internet, including security, reliability, cost, ease of use, accessibility and quality of service, remain unresolved. Such issues may negatively affect the growth of Internet use or the attractiveness of commerce and communications on the Internet and, therefore impede our ability to grow.

Failure by third-party information vendors, telecommunication suppliers or clearing brokers to be year 2000 complaint could adversely affect our network operations.

     We would be harmed if there are any systems failures or interruptions in service resulting from the inability of our computing system or any such third-party's systems to recognize the year 2000. We are highly dependent upon third-party financial information vendors, telecommunications suppliers and our clearing brokers. We have sent letters to a number of our vendors requesting assurances of their compliance. These third parties have generally advised us that their review of their operating systems indicate that their operating systems are or will be year 2000 compliant. Since our evaluation of these issues is continuing, we cannot assure you that additional issues will not be discovered which could present a material risk of disruption to our operations.

Rapid technological change could cause our trading system to become less attractive to potential clients.

     Electronic stock trading is characterized by rapidly changing technology, changing client requirements, frequent new services and trading system introductions and enhancements and evolving industry standards in computer hardware, operating systems, database technology and information delivery systems. If we are unable to respond to these changes, our trading systems may become less attractive to potential clients. Our success will depend upon our ability to maintain and develop competitive technologies to continue to enhance our trading system and to develop and introduce new services in a timely and cost-effective manner. Developing these technologies, trading systems and services may require substantial time and expense. We cannot assure you that we will be able to respond quickly, cost-effectively or sufficiently to such developments. Our business, financial condition and operating results may be adversely affected if we are unable to anticipate or respond quickly to such developments.

Our operations could subject us to state business qualification laws and taxation.

     Because our services are available over the Internet in multiple states and foreign countries and as we have numerous clients residing in such states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. These jurisdictions may also impose taxes and other regulations on Internet-based transactions. Our business, financial condition or operating results could be materially adversely affected by the application of laws and regulations of jurisdictions whose laws do not currently apply to our business.

Third parties could obtain access to our proprietary information or independently develop similar technologies because of the limited protection for our intellectual property.

     Notwithstanding the precautions we take, third parties may copy or otherwise obtain and use our proprietary technologies, ideas, know-how and other proprietary information without authorization or independently develop technologies similar or superior to our technologies. In addition, the confidentiality and non-competition agreements between us and certain of our employees, distributors and clients may not provide meaningful protection of our proprietary technologies or other intellectual property in the event of unauthorized use or disclosure. Policing unauthorized use of our technologies and other intellectual property is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other data transmitted. Furthermore, the laws of other jurisdictions may afford little or no effective protection of our intellectual property rights. Our business, financial condition and operating results could be adversely affected if we are unable to protect our intellectual property rights.

The litigious nature of the software industry could subject us to infringement claims.

     There has been substantial litigation in the software industry involving intellectual property rights. Third parties may assert infringement claims against us and our technologies and trading systems may be determined to infringe on the intellectual property rights of others. We could become liable for damages, be required to modify our technologies or trading systems or obtain a license if our technologies or trading systems are determined to infringe upon the intellectual property rights of third parties. We cannot assure you that we will be able to modify our technologies or trading systems or obtain a license in a timely manner, if required, or have the financial or other resources necessary to defend an infringement action. We would be materially adversely affected if we fail to do any of the foregoing.

Your investment will be subject to immediate and substantial dilution.

     Purchasers of the shares of common stock in this offering will experience immediate and substantial dilution of $5.12 per share (or 73.1%) between the net tangible book value per share of common stock after this offering and the initial public offering price per share.

Our management has significant control over stockholder matters.

     Our officers and directors and their families control the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions. After the closing of this offering, these persons will beneficially own, in the aggregate, approximately 49.4% of our outstanding common stock. Such consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of our company that might be beneficial to other stockholders.

We will use a portion of the proceeds of this offering to repay debt, some of which is owed to affiliated parties.

     We have allocated approximately $787,000 (6.7%) of the net proceeds of this offering to repay outstanding indebtedness, including $100,000 to repay amounts owed to Mel Steinberg, the father of Eric Steinberg, our Executive Vice President, and approximately $500,000 will be used to repay a loan which is guaranteed by six persons who are our officers, directors and/or principal stockholders. These persons will receive a benefit as a result of the release of their guarantees. Accordingly, these proceeds will not be available for other corporate purposes.

Our management's broad discretion in the use of the proceeds of this offering may increase the risk that they will not be used effectively.

     We have allocated approximately $1,163,000 (10.0%) of the estimated net proceeds of this offering to working capital and general corporate purposes. Our management will have broad discretion as to the application of such proceeds without having to seek your approval.

The number of shares eligible for future sale and the existence of registration rights could depress the market for our common stock.

     The possibility that a substantial number of additional shares of common stock may become tradeable in the public market following this offering, may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital through the sale of equity securities. In addition, we have granted registration rights to holders of additional shares of common stock currently restricted from trading in the public market, as well as registration rights to the underwriter for the shares of common stock issuable upon exercise of the underwriter's warrants. We cannot predict the effect, if any, that sales of these additional securities or the availability of these additional securities for sale will have on the market prices prevailing from time to time.

A public market for our common stock may not develop or be sustained.

     Before this offering, there has been no public trading market for the common stock. We cannot assure you that a regular trading market for the common stock will develop after this offering or that, if developed, it will be sustained. If, in the future, the common stock is not listed on Nasdaq and the trading price of the common stock were to fall below $5.00 per share, trading in the common stock would become subject to the SEC's penny stock rules, which could severely limit the market liquidity of the common stock and the ability of purchasers in this offering to sell the common stock in the secondary market.

The offering price of our common stock was arbitrarily determined and, therefore, may not be indicative of its value.

     The initial public offering price of the common stock has been determined arbitrarily by negotiation between us and the underwriter and is not necessarily related to our assets, book value or potential earnings or any other recognized criteria of value. Additionally, the initial public offering price of the common stock may not be indicative of the prices that may prevail in the public market.

The market price of our common stock may be highly volatile.

     The market price for the common stock following this offering may be highly volatile as has been the case with the securities of other companies in emerging businesses. Factors such as our operating results, announcements by us or our competitors, introduction of new products or technologies by us or our competitors and various factors affecting the securities industry generally may have a significant impact on the market price of the common stock. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility. Market prices for the stock of many companies, particularly of small and emerging growth companies, have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies.

The potential issuance of preferred stock could prevent a change in control of our company.

     Our ability to issue preferred stock without stockholder approval could have the effect of making it more difficult for a third party to acquire a majority of our voting stock thereby delaying, deferring or preventing a change in control of our company. Our certificate of incorporation authorizes our board of directors to issue 1,000,000 shares of "blank check" preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares, without further stockholder approval. The rights of the holders of common stock will be subject to and may be adversely affected by the rights of holders of any preferred stock that may be issued in the future.

The significant number of outstanding options and warrants could depress the market price of our common stock and could interfere with our ability to raise capital.

     Upon the closing of this offering, there will be outstanding options and warrants to purchase an aggregate of 1,601,150 shares of common stock (including 200,000 shares of common stock issuable upon exercise of the underwriter's warrants) at exercise prices ranging from $2.00 to $11.55 per share. To the extent that outstanding options and warrants are exercised, dilution to the percentage ownership of our stockholders will occur and any sales in the public market of the common stock underlying such options and warrants may adversely affect prevailing market prices for the common stock. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely effected since the holders of outstanding options and warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the outstanding options and warrants.

Forward-looking statements discuss future expectations and may prove to be materially inaccurate.

     Some of the statements in this prospectus discuss future expectations or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those contemplated by the statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this prospectus.

                                USE OF PROCEEDS

     The net proceeds from the sale of the 2,000,000 shares of common stock being offered hereby (after deducting underwriting discounts and other expenses of this offering) are estimated to be $11,650,000 ($13,492,000 if the underwriter's over-allotment option is exercised in full).

     We expect to use the net proceeds (assuming no exercise of the underwriter's over-allotment option) during the twelve months following the consummation of this offering approximately as follows:

                                                                               Approximate
                                                             Approximate      Percentage of
Application of Net Proceeds                                 Dollar Amount     Net Proceeds
---------------------------                                ---------------   --------------
Sales and marketing ....................................     $ 3,600,000          30.9%
Expand and upgrade network .............................       3,400,000          29.2
Expand client services .................................       2,700,000          23.2
Repay indebtedness .....................................         787,000           6.7
Working capital and general corporate purposes .........       1,163,000          10.0
                                                             -----------         -----
  Total ................................................     $11,650,000         100.0%
                                                             ===========         =====

     Sales and Marketing. We intend to produce, create and place television advertising, Internet and print commercials. We also expect to hire additional personnel to engage in these activities.

     Expand and Upgrade Network. We intend to expand our network infrastructure to support an increasing client base and to purchase additional computer and telephone communications equipment to create an off-site back-up communications center or "hot site."

     Expand Client Services. We expect to hire additional personnel and purchase additional systems and equipment to:

     o convert to self-clearing;

     o engage in operations with international financial institutions and clients;

     o provide additional client support;

     o continue to develop software and programming; and

     o expand our third-market institutional sales desk to increase the number of securities we cover for this market.

     Repayment of Indebtedness. We intend to repay:

     o the $500,000 principal amount promissory note, plus a $5,000 prepayment fee, to New York Small Business Venture Fund LLC; and

     o $250,000 principal amount of promissory notes (bearing interest at the rate of 8% per annum), plus approximately $32,000 of accrued interest thereon, including approximately $100,000 principal amount of promissory notes held by Mel Steinberg, the father of Eric Steinberg, our Executive Vice President.

     The $500,000 principal amount promissory note bears interest at the rate of 12% and is due October 2003, subject to prepayment. We used the proceeds of these loans for working capital and general corporate purposes.

     Working Capital and General Corporate Purposes. We may use a portion of the proceeds allocated to working capital and general corporate purposes to pay a portion of trade payables incurred from time to time and the salaries of our officers, if cash flow from operations is insufficient for such purposes.

     Over-allotment Option. If the underwriter exercises its over-allotment option in full, we will realize additional net proceeds of $1,842,000, all of which will be allocated to working capital and general corporate purposes.

     The foregoing represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business. We based this estimate on certain assumptions, including continued expansion of our client base and corresponding increases in revenues and that our proposed network expansion can be completed and new services can be introduced without unanticipated delays or costs. If any of these factors change, we may find it necessary to reallocate a portion of the proceeds within the above-described categories or use portions thereof for other purposes. Our estimates may prove to be inaccurate, new programs or activities may be undertaken which will require considerable additional expenditures or unforeseen expenses may occur.

     Based upon our current plans and assumptions relating to our business plan, we anticipate that the net proceeds of this offering will satisfy our capital requirements for at least twelve months following the closing of this offering. If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations. We cannot assure you that the proceeds of this offering will be sufficient to fund our proposed expansion or that additional financing will become available if needed.

     We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short term certificates of deposit, money market funds or other short-term interest bearing investments.

                                   DILUTION

     The difference between the initial public offering price per share and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

     At December 31, 1998, we had a net tangible book value of $1,462,522 or $.28 per share. After giving effect to the sale of the 2,000,000 shares of common stock being offered (after deducting estimated underwriting discounts and expenses of this offering), our adjusted net tangible book value at December 31, 1998 would have been $14,362,740 or $1.88 per share, representing an immediate increase in net tangible book value of $1.60 per share to the existing stockholders and an immediate dilution of $5.12 (73.1%) per share to new investors.

     The following table illustrates the foregoing information with respect to dilution to new investors on a per share basis:

       Initial public offering price ...........................               $ 7.00
        Net tangible book value before offering ................   $ .28
        Increase attributable to new investors .................    1.60
                                                                   -----
       Adjusted net tangible book value after offering .........                 1.88
                                                                               ------
       Dilution to new investors ...............................               $ 5.12
                                                                               ======

     The following table sets forth as of the effective date of this offering, with respect to our existing stockholders and new investors, a comparison of the number of shares of common stock we issued, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share. The number of shares purchased by existing stockholders includes 295,271 shares issued after December 31, 1998 and 35,714 shares to be issued upon the closing of this offering.

                                                                                          Average Price
                                     Shares Purchased          Total Consideration          per Share
                                  -----------------------   --------------------------   --------------
                                     Number      Percent        Amount        Percent
                                  -----------   ---------   -------------   ----------
Existing stockholders .........   5,631,745      73.8%      $ 4,664,933        25.0%        $  .83
New investors .................   2,000,000      26.2        14,000,000        75.0           7.00
                                  ---------     -----       -----------       -----
  Total .......................   7,631,745     100.0%      $18,664,933       100.0%
                                  =========     =====       ===========       =====

     The above table assumes no exercise of the underwriter's over-allotment option. If the underwriter exercises the over-allotment option in full, it is estimated that the new investors will have paid $16,100,000 for the 2,300,000 shares of common stock being offered, representing approximately 77.5% of the total consideration for 29.0% of the total number of shares of common stock outstanding. In addition, the above table does not give effect to the shares issuable upon exercise of outstanding options and warrants.

                                   DIVIDENDS

     We have never declared or paid any dividends to the holders of our common stock and we do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain all earnings for use in connection with the expansion of our business and for general corporate purposes. Our board of directors will have the sole discretion in determining whether to declare and pay dividends in the future. The declaration of dividends will depend on our profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors. Our ability to pay cash dividends in the future could be limited or prohibited by regulatory requirements and the terms of financing agreements that we may enter into or by the terms of any preferred stock that we may authorize and issue.

                                CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 1998 on an actual basis, adjusted to give effect to the pro forma information described under "Prospectus Summary -- Summary Financial Information" and adjusted to give effect to our sale of 2,000,000 shares of the common stock being offered and the anticipated application of the estimated net proceeds therefrom. The pro forma and as adjusted number of shares issued and outstanding include 70,771 shares issuable upon the closing of this offering and 35,714 shares which will be issued upon exercise of options upon the closing of this offering. The share numbers presented in the following table do not include:

     o the 200,000 shares reserved for issuance upon exercise of the underwriter's warrants;

     o the 1,049,900 shares reserved for issuance upon exercise of options granted under our stock option plans;

     o the 150,100 shares reserved for issuance upon the exercise of options available for future grant under our stock option plans;

     o the 351,250 shares reserved for issuance upon exercise of non plan options and warrants; and

     o the 300,000 shares reserved for issuance in this offering to cover over-allotments, if any, by the underwriter.

                                                                           December 31, 1998
                                                           --------------------------------------------------
                                                                Actual          Pro Forma        As Adjusted
                                                           ---------------   ---------------   --------------
Short-term debt ........................................    $    740,587      $    740,587      $    490,587
                                                            ============      ============      ============
Long-term debt .........................................    $    695,000      $  1,095,000      $    595,000
                                                            ------------      ------------      ------------
Stockholders' equity:
 Preferred stock, par value $.01 per share, 1,000,000
   shares authorized; no shares issued or outstanding,
   actual, pro forma or as adjusted ....................             --                --                --
 Common stock, par value $.001 per share, 10,000,000
   shares authorized; 5,300,760 shares issued and
   outstanding, actual; 5,631,745 shares issued and
   outstanding, pro forma; 7,631,745 shares issued and
   outstanding, as adjusted ............................           5,301             5,632             7,632
 Additional paid-in capital ............................       4,135,568         5,325,237        16,989,622
 Option costs ..........................................        (219,559)         (359,559)         (140,000)
 Accumulated deficit ...................................      (2,133,187)       (2,133,187)       (2,415,116)
                                                            ------------      ------------      ------------
   Total stockholders' equity ..........................    $  1,788,123      $  2,838,123      $ 14,442,138
                                                            ------------      ------------      ------------
      Total capitalization .............................    $  2,483,123      $  3,933,123      $ 15,037,138
                                                            ============      ============      ============

     In January 1999, our authorized common stock was increased to 20,000,000 shares.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     We are a financial services company which owns A.B. Watley, Inc., a registered securities broker-dealer and member of the National Association of Securities Dealers, Inc. We acquired all of the capital stock of Watley in January 1997. Our financial statements consolidate the historical results of Watley. Watley has accounted for all of our revenues for each period presented.

     We have experienced substantial changes to, and expansion of, our business and operations since we began offering Internet brokerage services in March 1997. We expect to continue to expand our business and client base which will require us to increase our personnel, purchase additional equipment and expand our network and client service capabilities which will result in increasing expenses.

Results of Operations

Three months ended December 31, 1998 compared to the three months ended December 31, 1997

     Revenues for the three months ended December 31, 1998 were $3,180,033, an increase of 118.2% as compared to revenues of $1,457,560 for the three months ended December 31, 1997. Revenues from commissions increased by $1,288,174, or 108.5% from $1,187,487, for the December 1997 period to $2,475,661 for the December 1998 period due to the significantly increased number of online orders, as well as the growth in our third-market institutional sales desk operations. The number of online trading accounts grew from 455 at December 31, 1997 to 988 at December 31, 1998. Data Service revenues also increased by $151,592, or 122.2% from $124,012 for the December 1997 period to $275,604 for the December 1998 period due to the increase in the number of online accounts. Revenues from principal transactions increased by $264,801, or 232.6% from $113,858 for the December 1997 period to $378,659 for the December 1998 period, mainly as a function of the significantly higher volumes of business conducted by the third-market institutional sales desk. Interest and other income increased from $32,203 for the December 1997 period to $50,109 for the December 1998 period.

     Interest expense increased from $19,610 for the December 1997 period to $108,503 for the December 1998 period as result of increased borrowings.

     As a result of the above, net revenues increased by $1,633,580, or 113.6%, from $1,437,950 for the December 1997 period to $3,071,530 for the December 1998 period. Nearly all of our revenues were generated by clients in the United States and no single client or group of related clients accounted for 10% or more of our revenues.

     Total expenses increased by $1,496,268, or 83.1%, from $1,800,538 for the December 1997 period to $3,296,806 for the December 1998 period. Commissions, floor brokerage and clearing charges represent payments to our clearing and floor brokers and to employees who facilitate our clients' transactions and other expenses related to market data services. As a result of the large increase in the volume of business conducted by our clients, these expenses increased by $772,540, or 129.4%, from $597,070 for the December 1997 period to $1,369,610 for the December 1998 period. Employment compensation and related costs increased by $472,301, or 124.3%, from $380,041 for the December 1997 period to $852,342 for the December 1998 period, largely due to the hiring of 21 new employees to service the growth in our client base. Communications expense increased by $58,616, or 40.5%, from $144,732 for the December 1997 period to $203,348 for the December 1998 period as a function of the growth in our online client base. We expect that these expenses will continue to increase as we try to further expand our client base.

     Business development costs consist of advertising costs to obtain new clients, which costs have mostly been for print and media advertising. These expenses decreased by $164,407, or 44.7%, from $368,102 for the December 1997 period to $203,695 for the December 1998 period as a result of significantly increased effectiveness of our marketing efforts and the resulting lower costs of client acquisition.

     Professional service expenses increased from $104,816 for the December 1997 period to $198,571 for the December 1998 period, primarily due to increased audit fees and consulting fees relating to the general growth of our business. Occupancy and equipment costs increased by $144,433, or 204.2%, from $70,716 for the December 1997 period to $215,149 for the December 1998 period, primarily due to the relocation of our offices to a new, larger space and the purchase of additional equipment to provide additional capacity and to facilitate the relocation efforts. Depreciation and amortization expense increased by $45,633, or 65.9%, from $69,278 for the December 1997 period to $114,911 for the December 1998 period for similar reasons. Other expenses increased by $73,397 or 111.6%, from $65,783 for the December 1997 period to $139,180 for the December 1998 period for the same reasons.

     The income tax provision increased from $3,191 for the December 1997 period to $4,150 for the December 1998 period.

     Our operating results improved from a net loss of $365,779 for the three months ended December 1997 to a net loss of $229,426 for the three months ended December 31, 1998.

Fiscal year ended September 30, 1998 compared to fiscal year ended September 30, 1997.

     Revenues for fiscal 1998 were $9,119,268, an increase of 101.2%, as compared to revenues of $4,532,532 for fiscal 1997. Revenues from commissions increased by $3,385,272, or 84.3% from $4,017,787 for fiscal 1997 to $7,403,059 for fiscal 1998 due to the substantially increased volume of orders transacted by our online brokerage clients, as well as through our third-market institutional sales desk. We experienced an increase in the number of online trading clients from approximately 300 at September 30, 1997 to approximately 900 at September 30, 1998. Data service revenues also increased by $512,883, or 345.7% from $148,353 for fiscal 1997 to $661,236 for fiscal 1998 due to the increased number of online trading accounts. Revenues from principal transactions increased by $671,592, or 291.6%, from $230,297 for fiscal 1997 to $901,889 for fiscal 1998, largely as a result of the increased volume of business conducted by our third-market institutional sales desk. Interest and other income increased from $130,095 for fiscal 1997 to $146,704 for fiscal 1998.

     Interest expense increased from $212,359 for fiscal 1997 to $259,322 for fiscal 1998 as a result of increased borrowings.

     As a result of the above, our net revenues increased by $4,539,773, or 105.1%, from $4,320,173 for fiscal 1997 to $8,859,946 for fiscal 1998.
Substantially all of our revenues were generated by clients in the United States. No client or group of related clients accounted for 10% or more of our revenues.

     Total expenses increased by $4,102,221 or 76.3%, from $5,377,370 for fiscal 1997 to $9,479,591 for fiscal 1998. Commissions, floor brokerage and clearing charges represent payments to our clearing brokers and to employees who facilitate our clients' transactions and expenses related to market data services. As a result of the significant increase in the volume of transactions by our clients, such expenses increased by $1,580,798, or 85.7%, from $1,844,927 for fiscal 1997 to $3,425,725 for fiscal 1998. Employment compensation and related costs increased by $950,388, or 73.2% from $1,297,575 for fiscal 1997 to $2,247,963 for fiscal 1998 due to our hiring of 25 additional personnel to service our increased client base. Communications expense increased by $419,807, or 124.4%, from $337,584 for fiscal 1997 to $757,391 for fiscal 1998 as a result of our substantially increased base of online clients. We expect that these expenses will continue to increase as we seek to expand our client base.

     Business development expenses increased by $539,227, or 122.2%, from $441,424 for fiscal 1997 to $980,651 for fiscal 1998 as a result of our expanded marketing efforts. We expect such aggregate expenses to continue to increase as we expand our marketing efforts. However, our new client acquisition costs decreased on a per client basis.

     Professional service expenses increased from $894,920 for fiscal 1997 to $971,494 for fiscal 1998. Occupancy and equipment costs increased by $294,589, or 196.9%, from $149,580 for fiscal 1997 to $444,169 for fiscal 1998, primarily due to the relocation of our offices to larger space and the purchase of additional equipment in anticipation of our proposed expansion. Depreciation and amortization expense increased by $164,227, or 82.5%, from $198,980 for fiscal 1997 to $363,207 for fiscal 1998 for the same reasons. Other expenses increased by $76,611, or 36.1%, from $212,380 for fiscal 1997 to $288,991 for fiscal 1998 for the same reasons.

     The income tax provision increased from $2,776 for fiscal 1997 to $12,765 for fiscal 1998.

     As a result of the foregoing, our operating results improved from a net loss of $1,059,973 for fiscal 1997 to a net loss of $632,410 for fiscal 1998.

Liquidity and Capital Resources

     Our capital requirements have exceeded our cash flow from operations as we have been building our business. At December 31, 1998, we had a working capital deficit of $1,777,898. As a result, we have depended upon sales of our common stock and borrowings from officers, directors and stockholders and third parties to finance our working capital requirements.

     Watley has outstanding an aggregate of $530,000 in the form of subordinated loans, pursuant to agreements approved by the NASD. Such loans are included by Watley for purposes of computing its net capital under the SEC's net capital rules. These borrowings by Watley consist of (A) a $55,000 principal amount non-interest bearing loan, and a $125,000 principal amount loan, bearing interest at the rate of 12% per annum, from Steve Malin, our Chairman of the Board and Chief Executive Officer, and (B) a $200,000 principal amount loan, bearing interest at the rate of 15% per annum and a $150,000 principal amount loan bearing interest at the rate of 13% per annum from Mel Steinberg, father of Eric Steinberg, our Executive Vice President. The loans mature in October 2000, except for the $125,000 loan which matures in April 2000. During our fiscal year ended September 30, 1997, we paid an aggregate of $47,788 of interest on such loans and during our fiscal year ended September 30, 1998, we paid an aggregate of $49,500 of interest on such loans.

     Watley is currently required to maintain net capital of $100,000 and a ratio of aggregate indebtedness to net capital (the "net capital ratio") of 15 to 1 pursuant to the SEC's net capital rule. Such rule also prohibits "equity capital" (which, pursuant to the net capital rule includes the subordinated loans) from being withdrawn or cash dividends from being paid if Watley's net capital ratio would exceed 10 to 1 or if Watley would have less than its minimum required net capital. Accordingly, Watley's ability to repay the subordinated loans may be restricted pursuant to the net capital rule. At December 31, 1998, Watley had net capital of $187,875, which was $87,875 in excess of its minimum required net capital, and Watley's net capital ratio was 3.3 to 1.

     We received net proceeds of $2,045,000 from a private placement of equity securities during our fiscal year ended September 30, 1997. We used approximately $1,180,000 of such proceeds to acquire the systems and equipment utilized to test and launch our online trading systems during that period. The balance of these proceeds were used for advertising and working capital.

     During our fiscal year ended September 30, 1998, we received net proceeds of $990,000 from a private placement of equity securities and $250,000 from the issuance of $250,000 principal amount notes and options to purchase an aggregate of 35,714 shares of common stock for nominal consideration, of which $100,000 was furnished by Mel Steinberg. These proceeds were utilized to develop software and to purchase a portion of the equipment required to expand our online network.

     In October 1998, we obtained a $500,000 loan from New York Small Business Venture Fund LLC, bearing interest at an annual rate of 12%, payable monthly. In connection with such loan, we issued to the lender a $500,000 principal amount promissory note and warrants to purchase 191,250 shares of our common stock at an exercise price equal to the initial public offering price of our common stock ($6.00 per share). We granted the lender a security interest in substantially all of our assets to secure our obligations under the loan, and six persons who are our officers, directors and/or principal stockholders guaranteed our obligations under such loan. We used these funds for the purchase of additional equipment, marketing expenses, software development and working capital. We intend to repay the loan, plus a 1% prepayment fee, from the proceeds of this offering.

     In December 1998, we obtained a $500,000 line of financing from General Electric Capital Corporation which is to be used from time to time primarily for the purchase or leasing of additional equipment and software. We are required to deliver to the lender a letter of credit in the amount of 50% of any amount borrowed under this financing. As of December 31, 1998, we borrowed approximately $311,208 under this line of financing, which we used to purchase equipment. In connection with our borrowing under this financing, we have granted the lender a security interest in existing equipment as well as in all equipment purchased using funds obtained under this financing.

     We had cash and cash equivalents of $970,308 as of September 30, 1998. Our operating activities provided $582,325 of net cash. We had a net loss of $632,410 and a decrease in receivables from clearing brokers of $239,479, which was more than offset by depreciation and amortization of $363,207, non-cash amortization of option costs of $226,227, a non-cash compensation charge of $115,000 and an increase in accounts payable and accrued liabilities of $660,605. We used $1,440,345 of net cash in investing activities, consisting of $2,244,313 of property and equipment purchases, which was partially offset by deferred rent incentives of $803,968. Financing activities provided $1,125,635 of net cash, consisting of $990,870 of proceeds from sales of common stock and $250,000 of proceeds from the issuance of notes payable, which were partially offset by a $40,000 repayment of a loan to Bank of New York and $75,235 of payments made for deferred offering costs.

     As of December 31, 1998, we had cash and cash equivalents of $250,797. Operating activities during the three months ended December 31, 1998 created a net use of cash of $31,946. We incurred a net loss during the December 1998 period of $229,426 and $406,861 of cash was restricted to secure letters of credit. These uses of cash were partially offset by depreciation and amortization of $114,911, non-cash amortization of option costs of $71,983, a decrease in securities owned of $89,548 and an increase in accounts payable and accrued liabilities of $362,344. During the December 1998 period, we used $984,097 of net cash in investing activities, consisting entirely of property and equipment purchases. Financing activities provided $296,532 of cash, consisting of $500,000 of proceeds from the issuance of notes payable and $2,500 of proceeds from exercised stock options, which were partially offset by $195,968 of payments made for deferred offering costs and a $10,000 repayment of a loan to Bank of New York. We issued 38,260 shares of our common stock to acquire Computer Strategies, Inc. during the three months ended December 31, 1998. Computer Strategies provided software support, research and development to us and we were Computer Strategies' primary customer. The acquisition was accounted for as a purchase. We recorded approximately $60,000 in goodwill from the acquisition which is being amortized over three years, and approximately $59,000 in capitalized software attributable to costs incurred in the application development stage of our software development.

     In January 1999, we obtained a $400,000 loan from New York Community Investment Company L.L.C., bearing interest at an annual rate of 12%, payable monthly. In connection with this loan, we issued to the lender a $400,000 principal amount promissory note and warrants to purchase 140,000 shares of our common stock at an exercise price equal to the initial public offering price of our common stock ($6.00 per share). We granted the lender a security interest in substantially all of our assets (other than our intangible assets) to secure our obligations under the loan. We are using these funds for marketing expenses and working capital.

     In January 1999, we sold an aggregate of 221,500 shares of common stock to 12 investors in a private placement at a price of $4.80 per share for which we received aggregate net proceeds of approximately $1,050,000. In connection with such private placement, Anthony Huston, our Executive Vice President purchased 50,000 shares at a price of $240,000; Leon Ferguson, Senior Vice President, purchased 52,000 shares at a price of $249,600; and Mark Chambre, who has agreed to serve as a director upon the closing of this offering, purchased 15,000 shares at a price of $72,000. All of the purchasers of such shares agreed not to sell or otherwise dispose of any of such shares for a period of twelve months from the date of this prospectus.

     We expect to make capital expenditures of approximately $3,300,000 during the twelve months following the closing of this offering. These capital expenditures are expected to be made to expand our network infrastructure, create an off-site back-up communications center or "hot-site", purchase additional systems to convert to self-clearing operations, provide additional client support, expand our third-market institutional sales desk and continue software and programming development.

     We need the proceeds of this offering to expand our operations and finance our future working capital requirements. Based upon our current plans and assumptions relating to our business plan, we anticipate that the net proceeds of this offering will satisfy our capital requirements for at least twelve months following the closing of this offering. If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations. We may seek additional debt or equity financing to fund the cost of continued expansion. If we incur debt, we will become subject to the risks that interest rates may fluctuate and cash flow may be insufficient to make payments on the debt.

Net Operating Loss Carryforwards

     Our net operating loss carryforwards expire beginning in the year 2012. Under Section 382 of the Internal Revenue Code of 1986, utilization of prior net operating losses is limited after an ownership change, as defined in Section 382, to an annual amount equal to the value of the corporation's outstanding stock immediately before the date of the ownership change multiplied by the long-term tax exempt rate. The issuance of additional equity securities, together with our recent financings and this offering, could result in an ownership change and, thus, could limit our use of our prior net operating losses. In the event we achieve profitable operations, any significant limitation on the utilization of our net operating losses would have the effect of increasing our tax liability and reducing net income and available cash reserves. We are unable to determine the availability of these net operating losses since this availability is dependent upon profitable operations, which we have not achieved in prior periods.

Relevant Accounting Standards

     We generally grant stock options to certain employees and consultants with an exercise price not less than the fair market value at the date of grant. We account for stock option grants to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly, recognize no compensation expense related to such grants. In cases where we grant options below the fair market value of the stock at the date of grant, the difference between the strike price and the fair market value is treated as compensation expense and amortized over the vesting period of the option, if any. Stock options granted to consultants and others in lieu of cash compensation are recorded based upon management's estimate of the fair value of the options or the related services provided and expensed over the vesting period, if any.

     Pro forma information regarding net income (loss) is required under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," and has been determined as if we had accounted for all the 1998 and 1997 stock option grants on the fair value method.

     We account for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." We recognize the current and deferred tax consequences of all transactions that have been recognized in the financial statements, using the provisions of enacted tax laws. Deferred tax assets are recognized for temporary differences that will result in deductible amounts in future years and for tax loss carryforwards, if in the opinion of our management, it is more likely than not that the deferred tax asset will be realized. SFAS No. 109 requires companies to set up a valuation allowance for the component of net deferred tax assets which does not meet the "more likely than not" criteria for realization. We have established such valuation allowance for our deferred tax assets.

     In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share." The new rules are effective for both interim and annual financial statements for the periods ending after December 15, 1997. SFAS No. 128 supersedes APB No. 15 to conform earnings per share with international standards as well as to simplify the complexity of the computation under APB No.
15. The previous primary earnings per share calculation is replaced with a basic earnings per share calculation. The basic earnings per share differs from the primary earnings per share calculation in that the basic earnings per share does not include any potentially dilutive securities. Fully dilutive earnings per share is replaced with diluted earnings per share and should be disclosed regardless of dilutive impact to basic earnings per share. Accordingly, our company has adopted SFAS No. 128 effective September 30, 1998.

Year 2000 Issues

     We have devised a plan and have substantially completed a review and assessment of all hardware and software and believe that such hardware and software are substantially year 2000 compliant so that the computer programs do not cease functioning because of an inability to process on a date occurring from and after January 1, 2000. Our review has not revealed any year 2000 issues that cannot be remediated in a timely manner. We do not believe that any such remediation costs will be material.

     We are highly dependent upon third-party financial information vendors, telecommunications suppliers and our clearing brokers. We have sent letters to a number of such vendors requesting assurances of their compliance. Such third parties have generally advised us that their review of their operating systems indicate that their operating systems are year 2000 compliant or will be year 2000 compliant in a timely manner. We are currently developing a contingency plan in the event that any third parties with which we do business have any material year 2000 compliance problems.

     We would be materially adversely affected if there are any failures or interruptions in service resulting from the inability of our computing systems or any such third-party's systems to recognize the year 2000. Moreover, since our evaluation of these issues is continuing, we cannot assure you that additional issues will not be discovered which could present a material risk of disruption to our operations.

                                   BUSINESS

     We are a financial services company which owns A.B. Watley, Inc., a registered securities broker-dealer and member of the National Association of Securities Dealers, Inc. Watley has received favorable industry recognition, ranking second in Dow Jones Business Directory's recent survey of Internet brokers and sixth in Gomez Advisors Spring 1999 ranking of Internet brokers. In addition, UltimateTrader and Watley Trader were ranked seventh and sixteenth in Barron's annual ranking of online brokers published in March 1999.

Industry Overview

     Our industry has recently experienced a series of changes, led by electronic and online commerce, which has created market opportunities for us and other similarly situated brokerage firms. These favorable market trends include:

 The Emergence of Electronic and Online Commerce.

     Internet and online services have provided organizations and individuals with innovative ways of conducting business. With the emergence of the Internet as a globally accessible, fully interactive and individually addressable communications and computing medium, companies that have traditionally conducted business in person, through the mail or over the telephone are increasingly utilizing electronic commerce. Increased use of credit cards, automated teller machines, the incidence of electronic funds transfers and online banking and bill paying has automated, simplified and reduced the costs of financial transactions for consumers, businesses and financial institutions.

     Consumers have shown a strong preference for transacting certain types of business electronically, such as paying bills, buying insurance, booking airline tickets and trading securities, rather than in person or over the telephone. These transactions are being streamlined through online commerce and can now be performed directly by individuals virtually anywhere at any time. Consumers have accepted and even welcomed self-directed online transactions because such transactions can be faster, less expensive and more convenient than transactions conducted through a human intermediary.

 The Development of Online Brokerage Services.

     In the past, individual investors could access the financial markets only through a full-commission broker, who would offer investment advice and place trades. With the deregulation of brokerage commissions in 1975 and the resulting unbundling of brokerage services, investors began to realize that they could separate financial advisory services from securities trading. This brought about the advent of discount brokerage firms, which provide an alternative investment approach by completing trades at a reduced cost.

     With the emergence of electronic brokerage services, investors are being given the ability to further unbundle the costs associated with the human interaction required by full-commission and traditional discount brokerage firms. By requiring personnel to handle each transaction, most traditional brokerage firms restrict their clients' access to trading and information to the availability of the person processing the transaction. In addition, although full-commission and discount brokerage firms are able to offer electronic trading services, their continued reliance on personnel, branch offices and the associated infrastructure for a major part of their business prevents them from reducing their cost structure to the lower price points achievable through electronic trading.

     We believe that the increased presence of automated teller machines, the growth of discount brokerage firms and a variety of other indicators evidence a shift in demographics that is fundamentally altering the way consumers manage their personal financial assets. Based on consumer feedback and the rapid acceptance by consumers of online transactions, we also believe that consumers are increasingly taking direct control over their personal financial affairs, not only because they are now able to do so, but also because they find it more convenient and less expensive than relying on financial intermediaries.

     As investors obtain even more access to investment information, we believe, based upon our experience in the industry, they will desire greater control over their financial decisions and seek alternative ways to invest more conveniently and cost-effectively and with less interaction with brokers and other financial services professionals. Based upon our experience in the industry, we believe that this trend has created a growing opportunity to provide online trading services, such as UltimateTrader, that are easy to access, easy to use, cost-effective and secure.

The Growing Market for Active Traders, Active Investors and Online Brokerage Services.

     Active trading is dependent upon liquidity, i.e., the ability to buy or sell stock at any given time. Until recently, liquidity was primarily provided by Nasdaq, the New York Stock Exchange and an alternative trading system called Instinet. Both systems display quoted bid and ask prices for stock and have automatic execution capacity. However, the liquidity on Instinet is available only to institutional clients and certain brokerage firms.

     In 1996, the SEC adopted rules which brought about sweeping changes in the structure of the over-the-counter market and were very beneficial for our company and our clients, as well as to public companies and their shareholders. These rules, known as the order handling rules, permitted the creation and operation of electronic communication networks, open broadcasting systems that allow anyone with a connection to the network to see all the bids and offers posted into the system for any Nasdaq traded security. The order handling rules require market makers to display certain limit orders in their quotations or to send those orders to an electronic communication network for display. The increased regulatory emphasis on enforcing compliance with the duty of brokers to obtain the best execution for their clients has fostered the growing importance of electronic communication networks, which provide an ever-increasing source of liquidity (having a ready market to buy or sell stock) in the over-the-counter market.

     Based upon our experience in the industry, we believe that this regulatory environment and the increased availability of information to individual investors on a real-time basis, together with advances in Internet, networking and communications technologies, has created investing opportunities for active traders and active investors and market opportunities for online brokerage services.

     Online trading is the fastest growing segment of the brokerage industry and is expected to grow significantly. Forrester Research, Inc. projects that the online trading industry grew from approximately 1.5 million accounts at the end of 1996 to approximately 5 million accounts at the end of 1998, and that the market will grow to 8.4 million accounts at the end of 1999 and 14.4 million accounts in 2002. Another industry report indicates that the volume of securities trades placed over the Internet increased by 34% during the fourth calendar quarter of 1998, compared to the third quarter of 1998, and that the number of online trades accounts for 25% to 30% of all individual investor stock transactions and 14% of all equity transactions. Industry experts also project that retail commissions generated by online trading market will grow from approximately $268 million, or 15% of the commissions generated by discount brokerages in 1996, to as much as $2.2 billion, or 60% of total discount brokerage commissions by 2001.

Strategy

     Our strategy is to capitalize on perceived opportunities arising from the expanding online trading market by:

   o Targeting active traders and other active investors. We believe that the market for such clients is currently underserviced and that UltimateTrader is positioned to satisfy their requirements.

   o Expanding our marketing efforts for our online brokerage service. We intend to aggressively market UltimateTrader by targeting active traders through print, online and other advertisements. Our advertising efforts are expected to include advertisements in financial publications and various other regional and national publications that have a demographic similar to our target market. We also intend to advertise and promote UltimateTrader through Internet website and banner advertisements and television commercials.

   o Expanding our network infrastructure and client support capabilities. We intend to expand our network infrastructure and client support capabilities to better service an expected increasing client base. Our internal computing needs will require additional networking equipment. We also intend to establish an off-site back-up communications center or "hot site", in a different region of the country, to mirror the primary location in order to ensure continued operations in the event of a systems failure at our primary location.

   o Improving our third-market institutional sales desk. We are continuously seeking to improve our technical expertise and apply new technologies to more effectively provide such services. Additionally, after this offering, we intend to hire additional associates to expand the number of securities we cover for this market.

     In addition, we intend to expand our operations by:

   o Converting to self-clearing operations. Based upon an internal cost/benefit analysis we believe that performing such operations internally will reduce our operating costs and provide us the opportunity to receive expanded revenues from margin transactions with our clients. We expect to accomplish this expansion by acquiring an existing clearing firm or hiring the appropriate staff to build and manage our own clearing department. We intend to develop and/or obtain the requisite software systems and to acquire computer hardware, as well as the necessary personnel, to convert to self-clearing operations during the year 2000.

   o Offering online services in foreign markets. We are currently evaluating opportunities to provide electronic execution services for foreign institutions and their clients for transactions in the U.S. securities markets and to arrange for foreign institutions to provide for such services for our clients in foreign markets.

   o Offering fee-based asset management services. We are evaluating the possibility of offering a comprehensive range of financial advisory services online, including assessing risk profiles, asset allocation and fund placement.

UltimateTrader

     We designed UltimateTrader by uniquely integrating third-party market data and order entry software with our proprietary networking systems to create a proprietary trading system.

     Since UltimateTrader is a client-server application, it is not restricted by the limitation of HTML, the primary programming language of the worldwide web. With trading systems which use HTML, displayed data remains static until a query is repeated. In contrast, UltimateTrader delivers and automatically updates a continuous, dynamic stream of live market data to the client's screen.


     UltimateTrader provides our clients access to comprehensive information on stocks, markets, indices, mutual funds, news and options. UltimateTrader clients are able to access bid and ask prices, charts, research and over 170 other types of information for any listed or Nasdaq traded stock, as well as the ability to establish and track their securities, cash and margin positions on a real-time basis. Our clients can arrange the display and configuration of data on their computer screens using a menu and tool bar, which are generally utilized in the Windows(TM) operating system. Different computer screen arrays or pages can be built to suit the user's personal requirements.

     UltimateTrader clients can execute trades with a few simple mouse clicks or keystrokes. UltimateTrader clients can route trades directly to the exchanges, the Nasdaq Market Maker System, a specific market maker or an electronic communication network. As a result, we believe trades can be executed more quickly than if the trade is routed through a third market firm or an online brokerage firm's trading desk, as is the case within any other trading systems. The order entry section can be preset for size and type of order. The client can use a mouse to click the bid or ask price of a security and either close out an open position or add to an existing one. If the user clicks the bid or ask price of the security, the order entry screen will appear pre-configured to buy or sell.

     Once an order is entered, UltimateTrader sends the order to the exchange selected in less than two seconds from virtually anywhere in the world. Such significant savings in time have tremendous value to a client who is trying to trade in markets characterized by rapidly changing prices.

     Speed of order execution is also affected by how an order is routed. UltimateTrader clients are able to route their orders directly to the exchanges (such as the New York Stock Exchange, American Stock Exchange, Nasdaq Stock Market, Inc. and Chicago Board Options Exchange). Most other retail online trading systems route orders to a third-market firm (i.e., Knight and Trimark) or to the online broker's trading desk or trading subsidiary, which in turn routes the orders to the market. The Company believes that most internal trading systems and those of third-market firms cannot match the order execution speed and capacity of the exchanges.

     Clients can also elect to route trades to our Watley trading desk for efficient execution. Our Watley trading desk consists of registered representatives who are available to assist our clients. There is no additional cost for executing orders via the Watley trading desk button.

     UltimateTrader clients may place bids or offers onto an electronic communication network which will also appear in the Nasdaq Market Maker Level 2 screen with the corresponding price and size of the order. This gives our clients an advantage in attempting to execute orders in between the current bid and asked prices of Nasdaq securities.

     To direct an order to a specific market maker or electronic communication network, our clients double click on the market maker or ECN and mark their order entry screen with this preference. The SelectNet preference button is useful when our clients wish to execute orders for more than 1,000 shares of a security. Orders sent through SelectNet are only shown to the market makers trading that particular security.

     UltimateTrader Service Levels. UltimateTrader clients can select among four different service levels, depending on the information desired and the cost and fees which a client is willing to pay for information and service.

     The following table sets forth the features offered for each UltimateTrader Service Level

Ultimate Trader                               Service Level     Service Level     Service Level     Service Level
  Features                                          I                 II               III               IV
------------------------------------------   ---------------   ---------------   ---------------   --------------
Dynamic Updating Quotations ..............         -                 -                 -                 -
Unlimited Customized Pages ...............         -                 -                 -                 -
Electronic Execution .....................         -                 -                 -                 -
Board View Portfolio Minder ..............                           -                 -                 -
Position Minder ..........................                           -                 -                 -
Scrolling Tickers ........................                           -                 -                 -
Alarms ...................................                           -                 -                 -
Snap Quotes ..............................                           -                 -                 -
Market Minder ............................                           -                 -                 -
Hot Keys .................................                           -                 -                 -
MultiQuotes ..............................                           -                 -                 -
Charts with Technical Studies ............                                             -                 -
Nasdaq Level II Data .....................                                                               -
Color Coded Market Maker Screens .........                                                               -
Time and Sales ...........................                                                               -

     Following is a description of each of the UltimateTrader features we offer:

     o Dynamic Updating Quotations -- displays real time changes in prices and markets as they occur.

     o Unlimited Customized Pages -- allows clients to create computer screen layouts to their preference with their data and to scroll freely among these pages.

     o Electronic Execution -- provides direct electronic access to various exchanges and markets for rapid routing of execution of trades.

     o Board View Portfolio Minder -- used to create computer windows with comprehensive price and other data relating to a number of different securities.

     o Position Minder -- serves as a portfolio monitor and displays existing open positions as well as the status of pending orders.

     o Scrolling Tickers -- displays price and trading volume information for the symbols that a client chooses on a live basis. The quotes will move through the ticker window as the server receives them.

     o Alarms -- alerts clients by an audio or visual "pop-up" when target criteria have been met for a specified security.

     o Snap Quotes -- displays detailed information about individual symbols.

     o Market Minder -- a fully configurable quote screen that can display virtually any information about the security selected by the client.

     o Hot Keys -- the ability to execute/cancel trades with a simple keystroke.

     o MultiQuotes -- displays prices and fundamentals for any symbol.

     o Charts with Technical Studies -- allows clients to view live, dynamically updating, real-time intraday chart data and historical information for stocks, options or indices.

     o Nasdaq Level II Data -- continuously updated display of market maker and electronic communication network current prices and changes.

     o Color Coded Nasdaq Market Maker Screens -- designed to visually display (by a special color on the screen) upward and downward trends in recent trades in a security.

     o Time and Sales -- reflects last and cumulative trades, prices and aggregate daily volume in a security.

     Our fee schedule for clients subscribing to Service Level I is as follows:

Number of Trades Per Month      Transaction Charges     Monthly Fee for Real Time Data
----------------------------   ---------------------   -------------------------------
1-19 trades per month          $ 16.95                 $50 per month
20 or more per month           $ 16.95                 free

     Our fee schedule for clients subscribing to Service Levels II, III and IV is as follows:

                                                                Monthly Fee for Real Time Data*
                                                         ----------------------------------------------
Number of Trades Per Month        Transaction Charges       Level II         Level III        Level IV
--------------------------       ---------------------   --------------   ---------------   -----------
1-9 trades per month             $ 23.95                      $  75            $ 150           $ 300
10-24 trades per month           $ 22.95                      $  50            $ 125           $ 250
25-49 trades per month           $ 20.95                      free             $  75           $ 200
50-99 trades per month           $ 19.95                      free              free            free
100-199 trades per month         $ 18.95                      free              free            free
200 or more trades per month     $ 17.95                      free              free            free

------------
*Dow Jones News Service is an optional service priced at $95.00 per month.

     Orders for an exchange listed security in excess of 2,000 shares or a Nasdaq listed security in excess of 10,000 shares incur a surcharge of $.01 per share and a commission of $.01 per share on the entire order. We also charge an additional fee for executing on an electronic communication network or SelectNet, substantially all of which is forwarded to the owner or operator of that system.

     Optional Services. We offer a vast array of optional services to UltimateTrader clients. Among these are the Dow Jones News Service and various charting and market trading services. The Dow Jones News Screen provides continuously updating real-time news in a scrolling format, including breaking news, corporate announcements, interviews, industry news, market reports, economic and political developments, "hot stock" alerts, international events and other information that impacts the securities markets.

     With Dow Jones News and a number of other services, we invoice the client directly as part of their monthly bill and remit the special charges to the vendor supplying these services, while retaining approximately 15% of the charge as our fee.

     Virtual Private Network Access. Watley has created a virtual private network solution called the Dedicated Port Service for those clients who require reliable non-Internet access to the equity markets. This service offers local dial access from nearly anywhere in the country via modem, as well as ISDN access in selected metropolitan areas. Users are charged a fixed monthly fee for unlimited usage.

     UltimateTrader has accounted for most of our retail customer account revenues in the past year and we anticipate this to continue in the future. During our fiscal year ended September 30, 1998 and three months ended December 31, 1998, we derived approximately 67.4% and 70.3% of our total revenues from UltimateTrader clients.

WatleyTrader

     WatleyTrader is our web-based Internet brokerage service which we designed for active investors who execute trades online and use online services to gather information about the securities markets. WatleyTrader provides comprehensive information on stocks, markets, indices, mutual funds, news and options in a live format for free. WatleyTrader clients can place trades, obtain quotes, order research and check account balances and portfolio valuations online or through our automated touch-tone phone system, 24 hours a day. The electronic order system for the WatleyTrader directs orders to the Watley Desk for execution. WatleyTrader client orders are entered, processed and confirmed electronically.

     WatleyTrader targets price sensitive investors and competes directly with E*Trade, Charles Schwab and other online brokerages. The basic fee schedule for the WatleyTrader is a transaction charge of $9.95 per order (orders of more than 5,000 shares bear a commission of $.01 per share for the entire order) with an additional $15.00 fee for trades made by telephone.

     During our fiscal year ended September 30, 1998 and three months ended December 31, 1998, approximately 1.4% and 0.8% of our revenues originated from WatleyTrader clients.

Third-Market Institutional Sales Desk

     Our third-market institutional sales desk specializes in facilitating and/or executing large-block transactions in approximately 500 thinly-traded equity securities. These services are provided to clients who often require that their purchases or sales of large positions remain anonymous. We match buyers and sellers to execute "off-exchange transactions", to minimize the impact on the market and prevent our client's positions from being disclosed to competing firms. Our third-market institutional sales clients include mutual and pension funds, insurance companies, banks, corporations and independent fund managers. Approximately 30.7% and 28.9% of our revenues for our fiscal year ended September 30, 1998 and three months ended December 31, 1998 were derived from the institutional trading desk.

Client Services

     Client services (trading, administrative, and technical support) for all levels of online service are among our highest priorities. Based on our experience in the industry and client feedback, we believe that providing an effective client service team to handle client needs is critical to our success. Our client service organization helps clients get online, handles product and service inquiries and addresses all brokerage and technical questions. The client service team also makes welcome calls to verify the satisfaction of our clients.

     Live client support is available 10 hours a day from 8:00 AM to 6:00 PM EST Monday through Friday. Our client services department operates on a 'one-stop shopping' basis, meaning that clients do not have to be transferred between departments in order to receive answers to their inquiries. We currently employ ten client services associates, all of whom are registered representatives and are available to accept and execute client orders, research past trades, discuss account information, and provide detailed technical support. A separate technical team helps clients with particularly serious or persistent technical issues.

     In order to provide professional and efficient client support, we have purchased and implemented client management software. Databases are updated with each client contact to track client service calls, trading patterns and compliance issues, and to generate periodic (daily and weekly) reports for management. Client services associates access the latest client account information through their own searchable client services manual and solutions database.

     We recently launched online support and chat services for our clients. This service currently offers an online, indexed UltimateTrader user manual and chat area. The chat area offers clients the ability to query and 'chat' with client services associates in real-time. Our goal with respect to the provision of online support and chat services is to create a sense of 'virtual community' among prospective and existing clients and between our company and our clients.

     We plan to create a VIP client services team to service our most active online clients. In addition to providing client support for all issues on an account manager basis, we intend for the VIP team to offer face-to-face contact, individualized service and customized incentive packages. We believe that providing highly personalized and professional client support, especially for our niche market high volume clients, will further differentiate our products and services from those of our competitors.

Operations

 Clearing and Order Processing

     Watley does not hold any funds or securities of its clients nor does Watley directly execute and process either its own or its clients' securities transactions. Since October 1996, Watley has cleared all transactions for its clients, on a fully disclosed basis, with Penson Financial Services, Inc. for retail accounts and Weiss, Peck & Greer, L.L.C. for institutional accounts.

     Pursuant to Watley's agreements with its clearing brokers, the clearing brokers process all securities transactions for Watley's account and the accounts of Watley's clients for a fee. Services of the clearing brokers include billing and credit control and receipt, custody and delivery of securities, for which we pay a per ticket charge. Watley has agreed to indemnify and hold the clearing brokers harmless from certain liabilities or claims, including claims arising from the transactions of its clients. Watley's clearing agreements may be terminated by either party, upon 60 days' written notice in the case of Penson Financial Services, Inc., and 30 day's prior written notice in the case of Weiss, Peck & Greer, L.L.C. Watley is dependent on the operational capacity and the ability of the clearing brokers for the orderly processing of transactions. By engaging the processing services of clearing brokers, however, Watley is exempt from certain capital reserve requirements imposed by federal securities laws.

     Clients' securities transactions are effected on either a cash or margin basis. In connection with margin transactions, credit is extended to a client, collateralized by securities and cash in the client's account, for a portion of the purchase price. The client is charged for such margin financing at interest rates based on the brokers' call rate plus an additional amount of up to 1.75%. The brokers' call rate is the prevailing interest rate charged by banks on secured loans to broker-dealers.

     Margin lending is subject to the margin rules of the Board of Governors of the Federal Reserve system. Margin lending subjects us to the risk of a market decline that would reduce the value of our collateral below the client's indebtedness before the collateral can be sold. Under applicable rules, in the event of a decline in the market value of the securities in a margin account, the client is required to deposit additional securities or cash in the account so that the loan is at all times no greater than 65% of the market value of securities in the margin account.

 Network Infrastructure

     Our network consists of a series of servers, routing and Internet-networking equipment, workstations, software support clusters, and firewall management systems. This creates a global connection to our intranet, so that any computer that can connect to the Internet can connect to our system.

     Any individual with a personal computer who has a connection to the Internet and has Windows compatible software can subscribe to UltimateTrader. Once an account is opened, the client downloads UltimateTrader software and is given a unique user name and password. The client then logs onto the UltimateTrader system and is connected to one of our order servers.

     Our network is accessed by electronic messaging. A message is sent to Watley's intranet via the client's Internet service provider. In order to access Watley's network, this message first passes through a firewall and web shield. The firewall allows appropriate Internet traffic into the network. The web shield prevents virus infected files or messages from reaching the network. Once the message has passed through the firewall and web shield, a permission server qualifies the information. Once the client establishes a connection to the UltimateTrader system, the connection between the client and server is maintained until the client requests it be terminated.

     Our technology is supported by an internal staff of programmers, developers and operators 24 hours a day, seven days a week. The programming staff is supplemented by a team of quality control analysts, web page developers, technical writers and design specialists who ensure the final product is user-friendly and dependable. In addition to supporting the systems, the staff continually enhances software and hardware and develops new services. Software is designed to be versatile and easily adaptable to new and emerging technologies.

     The order server accepts buy/sell or sell short messages from the client application and qualifies the order for appropriate review. Once an order is qualified, it is sent to the exchange of the client's choice and messages are sent to update our data base. This update offers the client real-time account positions, equity and profit and loss calculations. All transactions for the day are processed for delivery to the clearing firm.

 Account Security

     We use a combination of proprietary and industry standard security measures to protect our clients' assets. Clients are assigned unique account numbers, user identifications and passwords that must be used each time they log on to the system. In accordance with standard industry practices, telephone orders require authentication via personal identification number/password and/or other personal information. In addition, our trade processing system is designed to compare the Watley accounts database with the clearing firm's account information on a daily basis in order to detect any discrepancies.

     We rely on encryption and authentication technology, including public key cryptography technology licensed from other parties, to provide the security and authentication necessary to effect the secure exchange of information.

     Firewalls and other software limit not only system access to the authorized user(s), but also limit the authorized users to specifically approved applications. This filter-software prevents unauthorized access to critical areas of the system such as account information. Furthermore, public access servers such as e-mail, chat services and the file transfer protocol are in a network entirely separate from the rest of our systems.

     We have implemented special policies relating to the transfer or withdrawal of funds by clients to prevent unauthorized withdrawals. All requests for fund withdrawal or transfer require a signed letter from the account holder. Checks will only be made out in the account holder's name and wire transfers will only be sent to a bank account in the account holder's name.

Proposed Self-clearing Operations

     We currently intend to convert to self-clearing operations. If we were to implement self-clearing operations, our client's securities typically will be held by us in nominee name on deposit at one or more of the recognized securities industry depository trust companies, to facilitate ready transferability. We will collect dividends and interest on securities held in nominee name and make the appropriate credits to our client's account. We will also facilitate exercise of subscription rights on securities held for our clients. We will arrange for the transmittal of proxy and tender offer materials and issuer reports to our clients.

     Self-clearing operations, especially where conducted by firms such as our company, without significant prior experience, involve substantial risks of losses due to clerical errors related to the handling of client funds and securities. Errors in the clearing process also may lead to civil liability for actions in negligence brought by parties who are financially harmed as a result of such errors. Clearing operations have accounted for a significant portion of our cost of services. Our failure to perform self-clearing operations accurately and cost-effectively could have a material adverse effect on our business, financial condition and operating results.

Suppliers

     We obtain financial information from a number of third-party suppliers of software and information services, including PC Quote, Inc., Townsend Analytics, Ltd., Ethos Corporation and S&P ComStock, Inc. We are aware of a number of alternative sources of comparable software and information services available in the event that arrangements with any of our current suppliers are terminated.

Marketing and Advertising

     We intend to market UltimateTrader by targeting active traders through print, online and other advertisements. To date, we have engaged in limited marketing and advertising efforts, consisting primarily of print advertising in Investors Business Daily, a daily trade publication. We have also conducted surveys of our existing client base to understand their media consuming habits and demographic profiles in order to effectively target our advertising campaign. We are developing a comprehensive marketing plan to attract potential clients, as well as build market awareness, educate the investing public and develop brand name recognition and loyalty within the most active trading segment of the market. Our advertising efforts are expected to include advertisements in financial publications and various other regional and national publications that have demographics similar to our target markets. We also intend to advertise and promote UltimateTrader through Internet website and banner advertisements and television commercials.

     Our initial marketing efforts will be concentrated in the United States. However, as part of our long-term goals, we plan to market our services to trading communities interested in U.S. equities in Western Europe, Latin America, and Asia.

Competition

     The market for electronic brokerage services is intensely competitive, rapidly changing and has few barriers to entry. We believe that we compete on the basis of speed and accuracy of order execution, processing and confirmation, quality of client service, ease of use, amount and timeliness of information provided, price and reliability of our trading systems. We expect that our ability to compete will also be affected by our ability to introduce new services and enhancements to existing services into the market on a timely basis.

     We believe our competition consists of large and small brokerage firms, utilizing the Internet to transact retail brokerage business. Among such competitors are E*Trade Group, Inc., Charles Schwab & Co., Inc., Quick & Reilly, Inc., Waterhouse Securities, Inc., Fidelity Brokerage Services, Inc. and Datek Securities Corp. We also face competition for clients from full commission brokerage firms, including Morgan Stanley Dean Witter & Co., PaineWebber Incorporated and Salomon Smith Barney, as well as financial institutions and mutual funds.

Securities Regulation

     Watley is a broker-dealer registered with the SEC and NASD and is licensed as a broker-dealer in 49 states.

     The securities industry in the United States is subject to extensive regulation under both federal and state laws. In addition, the SEC, NASD, other self regulatory organizations, such as the various stock exchanges, and other regulatory bodies, such as state securities commissions, require strict compliance with their rules and regulations. As a matter of public policy, regulatory bodies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of clients participating in those markets, and not with protecting the interests of our stockholders.

     Broker-dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of clients' funds and securities, capital structure, record keeping and the conduct of directors, officers and employees. Because of the recent increase in the number of complaints by online traders, the SEC, NASD and other regulatory organizations may adopt more stringent regulations for online firms and their practices. If we fail to comply with any laws, rules or regulations we could be censured, fined, issued a cease-and-desist order or Watley or our officers and employees could be suspended or expelled.

     In addition, certain changes in Watley's current business or practices, including converting to self-clearing operations, require NASD and other regulatory approval.

     To expand our services internationally, we would have to comply with regulatory controls of each specific country in which we conduct business. The brokerage industry in many foreign countries is heavily regulated. The varying compliance requirements of these different regulatory jurisdictions and other factors may limit our ability to expand internationally.

     Following the closing of this offering, we intend to initiate a comprehensive marketing campaign to bring greater brand name recognition to our products and services. All marketing activities by Watley are regulated by the NASD. The NASD can impose certain penalties, including censure, fine, suspension of all advertising, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer and its officers or employees for violations of the NASD's advertising regulations.

Net Capital Requirements

     The SEC, NASD and various other regulatory agencies have stringent rules with respect to the maintenance of specific levels of net capital by securities brokers, including the SEC's uniform net capital rule which governs Watley. Net capital is essentially defined as net worth (assets minus liabilities), plus other allowable credits and qualifying subordinated borrowings less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing certain other assets, such as a firm's positions in securities, conservatively. Among these deductions are adjustments in the market value of securities to reflect the possibility of a market decline prior to disposition.

     As of December 31, 1998, Watley was required to maintain minimum net capital, in accordance with SEC rules, of approximately $100,000 and had total net capital (as so computed) of $187,875 or approximately $87,875 in excess of minimum net capital requirements.

     If Watley fails to maintain the required net capital Watley may be subject to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD and other regulatory bodies, which ultimately could require Watley's liquidation. In addition, a change in the net capital rules, the imposition of new rules, a specific operating loss, or any unusually large charge against net capital could limit those operations of Watley that require the intensive use of capital and could limit our ability to expand our business. The net capital rules also could restrict our ability to withdraw capital from Watley, which in turn could limit our ability to pay dividends, repay debt and repurchase shares of our outstanding stock.

Intellectual Property Rights

     We rely on a combination of copyright, trademark and trade secrets laws and non-disclosure agreements to protect our proprietary technologies, ideas, know-how and other proprietary information. We have no patents or registered copyrights. Notwithstanding the precautions we take, third parties may copy or otherwise obtain and use our proprietary technologies, ideas, know-how and other proprietary information without authorization or independently develop technologies similar or superior to our technologies. In addition, the confidentiality and non-competition agreements between our company and certain of our employees, distributors and clients may not provide meaningful protection of our proprietary technologies or other intellectual property in the event of unauthorized use or disclosure. Policing unauthorized use of our technologies and other intellectual property is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other data transmitted.

     In November 1998, we filed with the United States Patent and Trademark Office for a trademark registration on the supplemental register for the UltimateTrader name. Although we are not aware of any challenges to our right to use this trademark, we cannot assure you that a trademark registration will be granted or, if granted, that the use of this mark would be upheld if challenged.

     There has been substantial litigation in the software industry involving intellectual property rights. We believe that our technologies and trading systems have been developed independent of others. Third parties may assert infringement claims against our company and our technologies and trading systems may be determined to infringe on the intellectual property rights of others.

Research and Development

     During the years ended September 30, 1997 and 1998, we spent approximately $62,000 and $703,000 for software development. During the three months ended December 31, 1998, we spent approximately $760,000 for software development. These software development efforts were related to enhancing the operational capabilities of our trading systems.

Computer Strategies, Inc. Acquisition

     Effective October 2, 1998, we acquired all of the capital stock of Computer Strategies, Inc. for 38,260 shares of common stock valued at $183,648. Computer Strategies provided computer software consulting services. Leon Ferguson was the founder and sole stockholder of Computer Strategies and became our Senior Vice President and Chief Information Officer upon closing of the acquisition.

Personnel

     As of March 22, 1998, we employed a total of 59 persons, of whom 10 are engaged in executive management, 16 in trading activities, 10 in client service, 5 in sales and marketing, 9 clerical and back office personnel, as well as 9 other employees. All but one of our employees are employed on a full-time basis. In addition, we retain a computer development and consulting firm on an exclusive basis. We believe our relations with our employees are generally good and we have no collective bargaining agreements with any labor unions.

     Our registered representatives are required to take examinations administered by the NASD and state authorities in order to be qualified to transact business, and are required to enter into agreements with Watley obligating them to adhere to Watley's supervisory procedures and not to solicit customers in the event of termination of employment. Watley's agreements with registered representatives do not obligate such representatives to be associated with Watley for any length of time.

     Our success will depend on our ability to hire and retain additional qualified marketing, industry, technical and financial personnel. Qualified personnel are in high demand. We face considerable competition from other brokerage and financial service firms and other Internet and online service companies for such personnel, many of which have significantly greater resources than we have.

Properties

     Our principal offices are located at 40 Wall Street, New York, New York, where we occupy approximately 15,000 square feet at an annual cost of approximately $480,000, or $40,000 per month, plus escalations. Although the lease began in January 1998, monthly rental payments will not commence until June 1999. The initial term of the lease for the new office space expires in June 2009.

     A small portion of Watley's operations are currently located at our offices at 33 West 17th Street, New York, New York, where we occupy 7,400 square feet at an annual rent of $131,000. These operations will be moved to our 40 Wall Street location by June 1999. Following this relocation, Watley expects to terminate this lease without any material penalty.

Legal Proceedings

     Our business involves substantial risks of liability, including exposure to liability under federal and state securities laws in connection with the underwriting or distribution of securities and claims by dissatisfied clients for fraud, unauthorized trading, churning, mismanagement and breach of fiduciary duty. In recent years, there has been an increasing incidence of litigation involving the securities industry, including class actions which generally seek rescission and substantial damages.

     In the ordinary course of business, we and our principals are, and may become a party to legal or regulatory proceedings or arbitrations. We are not currently involved in any legal or regulatory proceedings or, arbitrations, the outcome of which is expected to have a material adverse effect on our business. Because of the nature of our business, we may become party to legal or regulatory proceedings or arbitrations.

                                  MANAGEMENT

Executive Officers and Directors

     Our executive officers and directors are as follows:

Name                             Age    Positions
----                             ---    ---------
Steven Malin ................    41     Chairman of the Board, Chief Executive Officer and Director

Harry Simpson ...............    32     President, Chief Operating Officer and Director

Robert Malin ................    33     President of A.B. Watley, Inc. and Director

Anthony G. Huston ...........    35     Executive Vice President -- Strategic Planning

Eric Steinberg ..............    33     Executive Vice President -- Administration

Leon Ferguson ...............    36     Senior Vice President and Chief Information Officer

Jonathan Priddle ............    36     Senior Vice President -- Sales

Brett Vernick ...............    30     Senior Vice President -- Management Information Services

Michael Fielman .............    48     Vice President -- Finance

William Brawer ..............    42     Director

Elizabeth Chambers ..........    36     Director

Mark Chambre ................    38     Director

Stanley Weinstein ...........    72     Director

     Steven Malin co-founded Internet Financial Services in May 1996 and has been our Chairman of the Board and Chief Executive Officer since inception. From August 1993 to December 1996, Mr. Malin served as a consultant to Watley. From 1987 to 1993, he was a Senior Foreign Exchange Options Broker for Tullett and Tokyo Forex, Inc., a global inter-bank money brokering firm with its primary offices located in London, New York and Tokyo. Mr. Malin attended The Fletcher School of Law and Diplomacy from 1982 to 1984. He received a bachelor of arts degree from Vassar College in 1980.

     Harry Simpson has been our President and Chief Operating Officer since March 1998 and was our Executive Vice President of Online Brokerage Services from May 1996 until March 1998. From January 1993 to September 1995, he served as Vice President of Tullett and Tokyo Forex, Inc., and Manager of its Foreign Exchange Options Desk in New York. From January 1988 to December 1992, Mr. Simpson worked as a Senior Foreign Exchange Options Broker for Exco International, Inc., an international money broker in Hong Kong and Tokyo. Mr. Simpson received a bachelor of science degree in finance from Indiana University in 1987.

     Robert Malin is a co-founder of Internet Financial Services. He has been associated with Watley since August 1993, initially as General Securities Principal and director of day-to-day operations and, most recently, serving as President. His prior experience includes managing equity-trading, client services and brokerage operations. Mr. Malin and Steven Malin are brothers.

     Anthony G. Huston. Mr. Huston has been our Executive Vice President since May 1996. From September 1995 to May 1996, Mr. Huston served as a consultant to Watley. From August 1988 to May 1995 he served as Vice President and Manager in the Foreign Exchange Options Department in the New York, Tokyo, and London offices of Tullett and Tokyo Forex, Inc. Mr. Huston received a bachelor of arts degree in asian studies and international relations from the University of Michigan in 1985. He attended New York University as a post graduate student in economics.

     Eric Steinberg. Mr. Steinberg has been our Executive Vice President of Administration since March 1998. His responsibilities include management of our offices and negotiating our purchase and leasing arrangements. From May 1996 to February 1998, Mr. Steinberg served as an administrative consultant to Internet Financial Services. Prior thereto, from August 1993 to May 1996 he served as a consultant to Watley. From 1991 to 1993, he was a manager at Primary Financial Services, Inc., a financial consulting and leasing company. From September 1986 to May 1991, Mr. Steinberg was employed as an account manager by Manhattan Leasing, Inc., a New York based leasing company.

     Leon Ferguson. Mr. Ferguson joined us in October 1998 as Senior Vice President and Chief Information Officer in connection with our acquisition of Computer Strategies, Inc., a software consulting firm he formed in 1996 and served as its President and Chief Executive Officer since inception. From May 1994 to January 1996, Mr. Ferguson served as Director of Information Technology Strategies at Williams Telecommunications Group, a long-distance telecommunications company that was acquired by WorldCom, Inc. in 1995. From May 1990 to May 1994, Mr. Ferguson served as Chairman of Digital Communications Associates, Inc. a software development company he founded which specializes in high speed transaction solutions for the long distance telecommunications industry. Mr. Ferguson received a bachelor of computer science degree from the University of Oklahoma in 1988.

     Jonathan Priddle. Mr. Priddle has served as our Senior Vice President of Sales since December 1998. From April 1997 to November 1998, he provided consulting services to Watley. From August 1995 to March 1997, he served as a senior broker at Eurobrokers, Inc., a global interbank money brokering firm in New York. From January 1995 to August 1995, Mr. Priddle served as a Senior Currency Broker in the New York office of Tullett and Tokyo Forex, Inc. From April 1994 to January 1995, Mr. Priddle was the Manager of the Currency/FRA Department at Cantor Fitzgerald Associates, a foreign exchange brokerage firm. From March 1992 to April 1994 Mr. Priddle was a broker in the Currency Arbitrage Department of Garvin Guybutler Corporation, a global interbank money brokering firm. Mr. Priddle began his career with Tullett and Tokyo, Inc. in June 1985 and served in the London, Tokyo and New York offices until March 1992. Mr. Priddle attended Yeovil Tertiary College from September 1978 to March 1981 and Bristol Polytechnic from March 1981 to March 1986. Both institutions are located in the United Kingdom.

     Brett Vernick. Mr. Vernick has served as our Senior Vice President for Management Information Services since May 1996. From March 1995 to April 1996, Mr. Vernick served as the Eastern U.S. Region Network Specialist for PC Quote, Inc., an international data feed corporation. From August 1992 to February 1995, he served as Director of Management Information Systems for Soil Mechanics Environmental Services, Inc. Mr. Vernick received a bachelor of science degree in political science and international relations from Stonybrook in 1993.

     Michael Fielman. Mr. Fielman has been our Vice President -- Finance since April 1998. From January 1996 to March 1998, he was Controller of Cord Contracting Co., Inc., a hydrogeologic consulting drywall contractor. From 1991 to January 1996, he was Chief Financial Officer of Artkraft Strauss Sign Corporation, a provider of advertising signs. He received a bachelor of science degree from New York Institute of Technology in 1973.

     William Brawer has agreed to serve as a director of Internet Financial Services upon the closing of this offering. Since February 1996, he has served as Chairman and Chief Executive Officer of Brawer Brothers, a producer of nylon and polyester bi-products. Prior thereto he served in various other senior management capacities with Brawer Brothers. Mr. Brawer received a bachelor of science degree from Colorado University in 1978.

     Elizabeth Chambers has agreed to serve as a director of Internet Financial Services upon the closing of this offering. Since August 1998, she has been Vice President of Business Design and a member of the executive committee at the Reader's Digest Association. Ms. Chambers is also a member of the Board of Directors of the Reader's Digest Foundation. From September 1989 to August 1998, Ms. Chambers was with McKinsey & Company, where she was elected to partnership in June 1995. Ms. Chambers graduated from Stanford University with degrees in political science and economics, and holds an MBA from Harvard University.

     Mark Chambre has agreed to serve as a director of Internet Financial Services upon the closing of this offering. Since June 1993, he has served as Senior Broker in the Yen Swaps Division of the Tokyo Forex Co., Inc., in Tokyo, Japan. From April 1988 to May 1993, Mr. Chambre served as Manager of the Tokyo Forex Co.'s Financial Futures Division. Mr. Chambre joined its parent company, Tullett and Tokyo, Inc., in New York in 1983. Mr. Chambre received a bachelor of arts degree from Drew University in 1982.

     Stanley Weinstein has agreed to serve as a director of Internet Financial Services upon the closing of this offering. He has been an independent corporate financial consultant since 1991. From 1960 to 1991 he served as a partner with Deloitte & Touche, LLP, an international accounting firm. Mr. Weinstein served for fifteen years as adjunct Associate Professor of Accounting at Pace University and co-authored the widely recognized SEC Compliance -- Financial Reporting and Forms handbook. He received a bachelor of business administration degree in accounting from City College of New York in 1949. Since May 1995, he has served as a director of York Research Corp., a company engaged in the production and marketing of energy related projects.

     Directors are elected at each annual meeting of stockholders and hold office until the next annual meeting of stockholders and the election and qualification of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

     We have agreed, for a period of five years from the date of this prospectus, if so requested by the underwriter, to nominate and use our best efforts to elect a designee of the underwriter as a director of our company or, at the underwriter's option, as a non-voting adviser to our board of directors. Our officers, directors and principal stockholders have agreed to vote their shares of common stock in favor of such designee. The underwriter has not yet exercised its right to designate such a person.

Special Advisory Board

     Effective as of the date of this prospectus, we have established a special advisory board to the board of directors which will initially consist of Anthony
G. Huston and Eric Steinberg. The special advisory board will advise and assist the board of directors in executive planning and decision making. Members of our special advisory board will be invited to attend, observe and participate in all meetings of the board of directors but will not have the right to cast a vote.

Board Committees

     The board of directors has established a Compensation Committee which, upon the closing of this offering, will be comprised of Mark Chambre and William Brawer. The Compensation Committee will review and determine the compensation for all officers and directors of our company and will review general policy matters relating to the compensation and benefits of all employees. The Compensation Committee will also administer each of the stock option plans.

     The board of directors has established an Audit Committee which, upon the closing of this offering, will be comprised of Elizabeth Chambers and Stanley Weinstein. The Audit Committee will recommend to the board of directors the annual engagement of a firm of independent accountants and will review with the independent accountants the scope and results of audits, the internal accounting controls of our company and audit practices and professional services rendered to our company by such independent accountants.

Directors' Compensation

     All directors are reimbursed for their reasonable expenses incurred in attending meetings of the board of directors and its committees. Directors who are employees receive no additional compensation for service as members of the board of directors or committees. Following this offering, all of our non-employee directors will be compensated annually for their services at $2,000 and non-qualified options to acquire 1,500 shares of our common stock at the end of each year of service.

Executive Compensation

     During the fiscal year ended September 30, 1998, the salary of Mr. Steven Malin, our Chief Executive Officer was $70,000. Mr. Malin forgave his salary for fiscal 1998 and no other compensation, including "long-term compensation" payments, were made to him in any form. No executive officer received salary and bonus compensation which exceeded $100,000 in such fiscal year.

     There were no stock option grants to Mr. Malin, during the fiscal year ended September 30, 1998.

Employment Agreements

     We have entered into a four-year employment agreement with Steven Malin and three-year employment agreements with Harry Simpson, Robert Malin, Anthony G. Huston and Eric Steinberg all of which are automatically renewable for additional one-year terms and provide for annual base compensation of $90,000, respectively, until the effectiveness of this offering, whereupon annual base compensation under each agreement will be increased to $110,000. Each agreement provides for a bonus equal to 20% of their salaries, payable semi-annually, based upon certain revenue levels achieved by our company, as may be approved by the board of directors or a committee thereof.

     Each of the employment agreements requires the officer to devote his full time and efforts to our business and contains non-competition and non-disclosure covenants of the officer for the term of his employment and for a period of two years thereafter. Each employment agreement provides that we may terminate the agreement for cause. In addition, each employment agreement provides for termination by either party without cause upon at least 180 days written notice prior to the end of the original term or any renewal term.

Key-man Life Insurance

     The Company has obtained "key-man" life insurance on the lives of Steven Malin and Harry Simpson in excess of $2,000,000 and on the life of Robert Malin in the amount of $1,000,000.

Stock Option Plans

     On January 27, 1997, the board of directors and stockholders adopted our 1997 stock option plan and on March 16, 1998, our board of directors and stockholders adopted our 1998 stock option plan (which was subsequently amended). We have reserved 400,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1997 stock option plan and 800,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1998 stock option plan, as amended. The 1997 and 1998 stock option plans are intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options.

     Under each of the stock option plans we may grant incentive stock options only to key employees (including officers) and employee directors, or we may grant non-qualified options to our employees, officers, directors and consultants. Incentive stock options granted under either of the stock option plans are intended to be "Incentive Stock Options" as defined by Section 422 of the Internal Revenue Code of 1986, as amended. The 1997 stock option plan shall be administered by a committee, appointed by our board of directors, consisting of from one to three directors. The 1998 stock option plan shall be administered directly by our board of directors.

     Subject to the provisions of each of the stock option plans, either the board or the committee will determine who shall receive options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under each of the stock option plans may not exceed ten years (five years in the case of an incentive stock option granted to an optionee owning more than 10% of our voting stock). The exercise price for incentive stock options shall be equal to or greater than 100% of the "fair market value" of the shares of the common stock at the time the incentive stock option is granted; provided, however, that incentive stock options granted to a 10% holder of our voting stock shall be exercisable only at a price that is equal to or greater than 110% of the fair market value of the common stock on the date of the grant of the incentive stock option. The exercise price for non-qualified options will be set by the board or the committee, in its discretion, but in no event shall such exercise price be less than the fair market value of the shares of common stock on the date of grant. Such exercise price may be payable in cash or, with the approval of the board or the committee, by delivery of shares or by a combination of cash and shares. Shares of common stock received upon exercise of options granted under each of the plans will be subject to certain restrictions on sale or transfer.

     Under the 1998 stock option plan, grants of options (including both incentive and non-qualified stock options) to any one optionee who is an employee of Internet Financial Services, shall be limited to options to purchase 150,000 shares of common stock in any calendar year. In addition, the board or the committee determines the schedule of the time or times when an option may be exercised, provided, however, that the aggregate fair market value of the shares of common stock as to which an optionee may exercise incentive stock options may not exceed $100,000 in any calendar year.

     Each of the 1997 and 1998 stock option plans provide that the number of options, including both issued and unissued options, and their exercise prices, are to be appropriately adjusted for mergers, consolidations, recapitalizations, stock dividends, stock splits or other share combinations. Shares allocated to options and stock appreciation rights which have terminated for reasons other than the exercise thereof may be reallocated to other options and/or stock appreciation rights.

     Each of the 1997 and 1998 stock option plans provide that if an optionee dies, his options may be exercised by his executors or administrators, or by any person who acquired the right to exercise such options, to the extent that the optionee would have been entitled to do so at the date of death, at any time, or from time to time, within one year after the date of optionee's death, but not later than the expiration of the option. If an optionee's employment is terminated, whether for cause or otherwise, an optionee may exercise such option, to the extent that he would have been entitled to do so at the date of termination, at any time, or from time to time, within ninety days of the date of termination but not later than the expiration of the option.

     As of the date of this prospectus, we have granted options to purchase 1,049,900 shares of common stock under our stock options plans at an exercise price ranging from $2.00 to $7.00 per share. Of such options, options to purchase 620,000 shares have been granted to our officers and directors. All of the options granted to such officers and directors terminate on the ten year anniversary of their vesting date.

     For one year from the closing of the offering we will not grant options or warrants to our existing officers, directors, employees or stockholders beneficially owning 5% or more of the outstanding voting securities or their affiliates, except for those options reserved for issuance under our 1998 stock option plan.

401(k) Plan

     Watley maintains a standardized 401(k) Plan known as the "A.B. Watley, Inc. 401(k) Savings Plan", a defined contribution pension plan with a cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code of 1986. Our 401(k) plan is intended to qualify under Section 401(a) of the code, so that contributions, and income earned thereon, are not taxable to employees until withdrawn. All regular full-time employees over the age of 21 are eligible to participate in the 401(k) plan. Our 401(k) plan provides that each participant may make elective pre-tax salary deferrals up to 10% of his or her annual compensation, subject to statutory limits. We also may make discretionary annual matching contributions in amounts determined by the compensation committee of the board of directors, subject to statutory limits. Our policy is to base contributions on profitability. The trustee of our 401(k) plan invests each employee's account at the direction of the employee, who may choose among several investment alternatives, which do not include shares of our common stock. We did not make any contributions to our 401(k) plan during the last two fiscal years.

Limitation on Liability and Indemnification Matters

     As authorized by the Delaware General Corporation Law, our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to our company or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) for unlawful payments of dividends or unlawful stock redemptions or repurchases or
(D) for any transaction from which the director derived an improper personal benefit. This provision eliminates our rights and the rights of our stockholders (through stockholders' derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above. This provision does not limit or eliminate our rights or the rights of any stockholder to seek injunctive relief or rescission in the event of a breach of a director's duty of care. In addition, our certificate of incorporation provides that if the Delaware General Corporation Law is amended to further eliminate or limit the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by such amendment. These provisions will not alter the liability of directors under federal securities laws.

     Our certificate of incorporation further provides for the indemnification of any and all persons who serve as a director, officer, employee or agent of ours to the fullest extent permitted under the Delaware General Corporation Law.

     Insofar as indemnification for liabilities arising under the securities act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

     Prior to the closing of this offering, we will obtain and maintain a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including liabilities under the Securities Act.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to Internet Financial Services, as of the date of this prospectus and as adjusted to reflect the sale by us of the 2,000,000 shares of common stock offered hereby, relating to the beneficial ownership of shares of common stock by: each person who is known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock; each of our director or person who has agreed to become a director; and (iii) all executive officers and directors as a group.

     Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Internet Financial Services, 40 Wall Street, New York, New York 10005.

     We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

     A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this prospectus upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this prospectus have been exercised and converted. Assumes a base of 5,631,745 shares of common stock outstanding prior to this offering and a base of 7,631,745 shares of common stock outstanding immediately after this offering, before any consideration is given to outstanding options, warrants or convertible securities.

                                                                    Percentage of Shares Beneficially Owned
                                              Number of Shares     ----------------------------------------
Name and Address of Beneficial Owner         Beneficially Owned     Before Offering         After Offering
------------------------------------        --------------------   -----------------        ---------------
Steven Malin(1) .........................         1,600,000              28.4%                  21.0%
Harry Simpson ...........................           566,667(2)            9.9                    7.4
Anthony G. Huston .......................           500,000               8.9                    6.6
Robert Malin(1) .........................           425,000               7.5                    5.6
Linda Malin(1) ..........................           425,000               7.5                    5.6
Eric Steinberg ..........................           425,000               7.5                    5.6
Mark Chambre ............................            52,500                 *                      *
William Brawer ..........................                 0                 0                      0
Elizabeth Chambers ......................                 0                 0                      0
Stanley Weinstein .......................                 0                 0                      0
All directors and executive officers as a
 group (13 persons) .....................         3,875,834(3)           66.4%                  49.4%

------------
 * Less than 1%.

(1) Steven Malin and Robert Malin are brothers and Linda Malin is their sister.

(2) Includes 66,667 shares of common stock issuable upon exercise of currently exercisable options. Does not include 133,333 shares of common stock issuable upon exercise of options which are not currently exercisable.

(3) Includes 208,334 shares of common stock issuable upon exercise of currently exercisable options. Does not include 411,666 shares of common stock issuable upon exercise of options which are not currently exercisable.

                             CERTAIN TRANSACTIONS

     In October 1994, Steven Malin, Chairman of the Board and Chief Executive Officer and a principal stockholder of Internet Financial Services, loaned Watley $55,000 on an interest free basis. The maturity date for this loan is October 31, 2000. Additionally, in April 1995, Mr. Malin loaned Watley $125,000 at an interest rate of 12% per annum. The maturity date for this loan is April 30, 2000. Each of such loans are subordinate to the prior payment by Watley in full of all other present and future creditors.

     In October 1995, Mel Steinberg, the father of Eric Steinberg, an executive officer and principal stockholder of Internet Financial Services, loaned Watley $200,000 at an interest rate of 15% per annum. Additionally, effective October 30, 1996, Mr. Steinberg loaned Watley $150,000 at an interest rate of 13% per annum. The maturity date for each of the loans is October 31, 2000. Each of such loans are subordinate to the prior payment by Watley in full of all other present and future creditors.

     On September 4, 1996, we loaned $100,000 to Robert Malin, President of Watley and a director and principal stockholder of Internet Financial Services. The loan bears interest at the rate of 6% per annum and is due upon demand. Mr. Malin has agreed to repay the loan within six months of the effective date of the offering.

     In January 1997, we acquired all of the issued and outstanding shares of Watley which were held by Steven Malin and Robert Malin. As consideration for the acquisition, our company issued 425,000 shares of common stock to Robert Malin and 6,538 shares of common stock to Steven Malin. The aggregate value of the shares issued by us was $80,000.

     In April 1997, we completed a private placement of 1,050,000 shares of our common stock for which we received net proceeds of $2,045,000. In connection with such private placement, Jonathan Priddle, an executive officer of Internet Financial Services, purchased 25,000 shares at a price of $50,000 and Mark Chambre, who has agreed to serve as a director of Internet Financial Services upon the closing of this offering, purchased 37,500 shares at a price of $75,000. In addition, relatives of Anthony Huston and Eric Steinberg, each an executive officer and principal stockholder of Internet Financial Services, purchased an aggregate of 52,500 shares at an aggregate price of $105,000. All of these purchases were on the same terms and at the same price as the purchases made by the other investors in such private placement.

     In May 1997, we sold certain computer hardware and related assets to Centennial Ventures, Inc., a broker-dealer of which Linda Malin, a principal stockholder of Internet Financial Services and the sister of Steven and Robert Malin, is an executive officer. As consideration for such sale, Centennial Ventures, Inc. delivered a promissory note in the principal amount of $39,860.75. The note is due on May 1, 1999, bears interest at the rate of 8% per annum and is secured by all of the assets we sold to Centennial Ventures, Inc.

     In February 1998, Mel Steinberg loaned to Internet Financial Services $100,000 at an interest rate of 8%. The loan is due in February 2001. As additional consideration for the loan, we granted Mr. Steinberg an option to purchase 16,666 shares of common stock for nominal consideration. Mr. Steinberg has notified us that he intends to exercise the option upon the completion of this offering. We have agreed to repay the loan, including interest accrued thereon through the date of this prospectus, from the proceeds of this offering.

     On October 2, 1998, we entered into a loan agreement with New York Small Business Venture Fund LLC pursuant to which we borrowed $500,000 at an interest rate of 12% per annum, repayable over 35 months, with payments of interest only in the first two years. We granted the lender a security interest in substantially all of our assets to secure our obligations under the loan, and six persons who are officers, directors and/or principal stockholders of Internet Financial Services guaranteed our obligations under such loan. We intend to repay this loan out of the proceeds of this offering, which will discharge the liability of such guarantors. Stanley Weinstein, who has agreed to serve as a director of Internet Financial Services on the date of this prospectus, received a $25,000 consulting fee from us in connection with the loan.

     Effective October 2, 1998, we acquired all of the shares of capital stock of Computer Strategies, Inc., for 38,260 shares of our common stock valued at $183,648. Leon Ferguson was the founder and sole stockholder of Computer Strategies, Inc., and became our Senior Vice President and Chief Information Officer upon the closing of the acquisition.

     In January 1999, we completed a private placement of 221,500 shares of common stock to 12 investors for which we received net proceeds of approximately $1,050,000. In connection with such private placement, Anthony Huston purchased 50,000 shares at a price of $240,000, a trust naming Leon Ferguson and his wife as beneficiaries for which Mr. Ferguson is sole trustee purchased 52,000 shares at a price of $249,600 and Mark Chambre purchased 15,000 shares at a price of $72,000. All of the purchasers of such shares agreed not to sell or otherwise dispose of such shares for a period of twelve months from the date of this prospectus. All of these purchases were made on the same terms and at the same price per share as the purchases made by the other investors in such private placement.

     We believe that prior transaction with our officers, directors and principal stockholders were on terms that were no less favorable than we could have obtained from unaffiliated third parties. All future transactions, including loans and advances, between us and our officers, directors and stockholders beneficially owning 5% or more of our outstanding voting securities, or their affiliates, will be for bona fide business purposes and on terms not less favorable to us than we could have obtained in arm's length transactions from unaffiliated third parties.

                           DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 20,000,000 shares of common stock, $.001 par value per share and 1,000,000 shares of preferred stock $.01 par value per share. As of the date of this prospectus, there are 5,631,745 shares of common stock issued and outstanding, which are held of record by 66 holders. As of the date of this prospectus, there are no shares of preferred stock outstanding. Upon closing of this offering there will be 7,631,745 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

     Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In any liquidation, dissolution or winding up of Internet Financial Services, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

     Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is issued. All outstanding shares of common stock are, and the shares underlying all options and warrants will be, duly authorized, validly issued, fully paid and non-assessable upon our issuance of such shares.

Preferred Stock

     Our board of directors is authorized, without further action by the stockholders, to issue 1,000,000 shares of preferred stock from time to time in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including: the rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of common stock. Additionally, such preferred stock may be used, under certain circumstances, to discourage, delay or prevent a change in control.

Registration Rights

     The holders of 411,175 shares of common stock, including 331,250 shares of common stock issuable upon exercise of currently exercisable warrants, are entitled to certain piggyback registration rights, under the Securities Act, with respect to such shares. Whenever we propose to register any of our securities under the Securities Act for our own account or for the account of other security holders, we shall be required to promptly notify the holders of each of the registerable shares of such proposed registration. We will be required to include all registerable shares which such holders may request to be included in such registration, subject to certain limitations. Such holders have waived their registration rights in connection with this offering. Additionally, holders of the registerable shares have agreed not to request registration or sell or otherwise dispose of the registerable shares for a period of 12 months following the date of this prospectus.

     In connection with this offering, we have agreed to grant to the underwriter certain demand and piggyback registration rights in connection with the 200,000 shares of common stock issuable upon exercise of the underwriter's warrants.

Delaware Anti-Takeover Law

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law. That section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (A) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (B) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding certain employee stock ownership plans); or (C) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is the owner of 15% or more of the outstanding voting stock of the corporation or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Transfer Agent and Warrant Agent

     The transfer agent for our common stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon consummation of this offering, we will have 7,631,745 shares of common stock issued and outstanding of which the 2,000,000 shares offered hereby will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an affiliate of Internet Financial Services. An affiliate of Internet Financial Services, generally a person who has a controlling position with regard to Internet Financial Services, which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act.

     All of the remaining 5,631,745 shares of common stock currently outstanding are "restricted securities," as that term is defined under Rule 144. Of such restricted shares, an aggregate of 4,000,000 shares will be immediately eligible for sale, subject to the contractual restrictions described below. Of the remaining restricted shares, 1,120,000 restricted shares will become eligible for sale under Rule 144 beginning 90 days following the date of this prospectus, and the balance of the restricted shares will become eligible for sale pursuant to Rule 144 at various times beginning May 1999, subject to the contractual provisions described below. We have also issued options and warrants to purchase 1,601,150 shares of common stock, including the 200,000 shares of common stock issuable upon exercise of the underwriter's warrants.

     We have granted registration rights to holders of 411,175 of such restricted shares (including 331,250 shares of common stock issuable upon exercise of currently exercisable warrants), as well as demand and piggyback registration rights to the underwriter with respect to the shares of common stock issuable upon exercise of the underwriter's warrants.

     The holders of approximately 5,500,000 of the restricted shares of common stock have agreed not to sell or otherwise dispose of any of those shares of common stock (including pursuant to Rule 144) or exercise any registration rights for a period of twelve months following the date of this prospectus without the underwriter's prior written consent.

     In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated), who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner except an affiliate of Internet Financial Services) would be entitled to sell, within any three month period, such number of shares that does not exceed the greater of:

     o 1% of the then outstanding shares of our common stock; or

     o the average weekly trading volume of our common stock during the four calendar weeks preceding such sale, provided, that, certain public information about Internet Financial Services as required by Rule 144 is then available and the seller complies with certain manner of sale provisions and notice requirements.

A person who is not an affiliate, has not been an affiliate within three months prior to sale and has beneficially owned the restricted securities for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

     Prior to this offering, there has been no public market for the common stock and we can not predict the effect, if any, that market sales of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital through the sale of our equity securities.

                                 UNDERWRITING

     Whale Securities Co., L.P., as underwriter, has agreed, subject to the terms and conditions contained in the underwriting agreement relating to this offering, to purchase the 2,000,000 shares of common stock offered by us.

     The underwriting agreement provides that the obligations of the underwriter thereunder are subject to the delivery of an opinion of our counsel and to various other conditions. The nature of the underwriter's obligations is such that they are committed to purchase and pay for all of the shares of common stock if any are purchased.

     The underwriter has advised us that it proposes to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus. The underwriter may allow certain dealers who are members of the NASD concessions, not in excess of $. per share, of which not in excess of $. per share may be reallowed to other dealers who are members of the NASD. Watley, our subsidiary, will not participate in this offering.

     We have granted to the underwriter an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to 300,000 shares at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. The underwriter may exercise this option only to cover over-allotments, if any, made in connection with the sale of the shares of common stock offered hereby. If the underwriter exercises its over-allotment in full, the total price to public would be $16,100,000, the total underwriting discounts and commissions would be $1,495,000 and the total proceeds (before payment of the expenses of this offering) to us would be $14,605,000

     We have agreed to pay to the underwriter a non-accountable expense allowance equal to 3% of the gross proceeds derived from the sale of the shares offered hereby, including any securities sold prior to the underwriter's over-allotment option, $50,000 of which has been paid as of the date of this prospectus. We have also agreed to pay all expenses in connection with qualifying the shares offered under the laws of such states as the underwriter may designate, including expenses of counsel retained for such purpose by the underwriter. We estimated the expenses of this offering to be $1,050,000, or $1,113,000 if the underwriter's over-allotment option is completely exercised.

     At the closing of this offering, we will sell to the underwriter and its designees, for an aggregate of $100, underwriter's warrants to purchase up to 200,000 shares of common stock. The underwriter's warrants are exercisable at any time, in whole or in part, during the four-year period commencing one year from the date of this prospectus, at an exercise price of $11.55 per share (165% of the public offering price per share). The underwriter's warrants are only assignable or transferable to the officers and partners of the underwriter and members of the selling group for one year following the date of this prospectus. During the exercise period, the holders of the underwriter's warrants will have the opportunity to profit from a rise in the market price of the common stock, which will dilute the interests of our stockholders. We expect that the underwriter's warrants will be exercised when we would, in all likelihood, be able to obtain any capital it needs on terms more favorable. Any profit realized by the underwriter on the sale of the underwriter's warrants, the underlying shares of common stock or the underlying warrants may be deemed additional underwriting compensation. The underwriter's warrants contain a cashless exercise provision. We have agreed that, upon the request of the holders of the majority of the underwriter's warrants, we will (at our own expense), on one occasion during the exercise period, register the underwriter's warrants and the shares of common stock underlying the underwriter's warrants under the Securities Act. We have also agreed to include the underwriter's warrants and all such underlying shares of common stock in any appropriate registration statement which is filed by us under the Securities Act during the seven years following the date of this prospectus.

     We have agreed, for a period of five years from the date of this prospectus, if so requested by the underwriter, to recommend and use our best efforts to elect a designee of the underwriter as a director of Internet Financial Services. Our officers, directors and principal stockholders have agreed to vote their shares of common stock in favor of such designee. The underwriter has not yet exercised and does not intend to exercise its right to designate such a person in the near future.

     The holders of approximately 5,500,000 shares of common stock have agreed not to sell or otherwise dispose any of those securities in the public markets for a period of twelve months from the date of this prospectus without the underwriter's prior written consent.

     The underwriter has informed us that it does not expect sales of the securities offered to discretionary accounts to exceed 1% of the shares offered hereby.

     We have agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act.

     Prior to this offering there has been no public market for the common stock. Accordingly, the initial public offering price of the common stock has been determined by negotiation between us and the underwriter and may not necessarily be related to our asset value, net worth or other established criteria of value. Factors to be considered in determining such price include our financial condition and prospects, an assessment of our management, market prices of similar securities of comparable publicly-traded companies, certain financial and operating information of companies engaged in activities similar to our business and the general condition of the securities market.

     In connection with this offering, the underwriter may engage in passive market making transactions in the shares on Nasdaq in accordance with Rule 103 of Regulation M promulgated under the Exchange Act.

     In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. These transactions may include stabilization transactions permitted by Rule 104 of Regulation M, under which persons may bid for or purchase shares to stabilize the market price. Specifically, the underwriter may over-allot in connection with the offering, creating a short position in the common stock for its own account. In addition, to cover over-allotments or to stabilize the price of the common stock, the underwriter may bid for, and purchase, shares of common stock in the open market. The underwriter may also reclaim selling concessions allowed to a dealer for distributing the common stock in the offering, if the underwriter repurchases previously distributed common stock in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the common stock above independent market levels. The underwriter is not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for Internet Financial Services by Hartman & Craven LLP, New York, New York. Edward
I. Tishelman, a member of the firm of Hartman & Craven LLP, is the owner of 112,500 shares of common stock. Tenzer Greenblatt LLP has served as counsel to the underwriter in connection with this offering.

                                    EXPERTS

     The consolidated financial statements as of September 30, 1998 and September 30, 1997, and for each of the two years in the period ended September 30, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

                            ADDITIONAL INFORMATION

     We have filed with the SEC the registration statement on form SB-2 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits filed therewith, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to Internet Financial Services and the securities offered hereby, reference is hereby made to the registration statement and to the exhibits filed as a part thereof. Statements contained in this prospectus regarding the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement, and each such statement is hereby qualified in its entirety by such reference. The registration statement, including all exhibits thereto, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, registration statements and certain other filings made with the commission through its Electronic Data Gathering, Analysis and Retrieval systems are publicly available through the SEC's site on the World Wide Web located at http://www.sec.gov. The registration statement, including all exhibits and schedules thereto and amendments thereof, has been filed with the commission through the Electronic Data Gathering, Analysis and Retrieval system.

     Upon consummation of this offering, we will become subject to the reporting requirements of the Exchange Act and in accordance therewith, will file reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing audited financial statements and such other periodic reports as we deem appropriate or as may be required by law.

                        Internet Financial Services Inc.

                        Consolidated Financial Statements

         Years Ended September 30, 1998 and 1997 and Three Months Ended
                     December 31, 1998 and 1997 (unaudited)




                                   Contents

Report of Independent Auditors ...........................................................  F-2
Consolidated Statements of Financial Condition as of September 30, 1998 and September 30,
 1997 and December 31, 1998 (unaudited) ..................................................  F-3
Consolidated Statements of Operations for the Years Ended September 30, 1998 and 1997 and
 for the Three Months Ended December 31, 1998 and December 31, 1997 (unaudited) ..........  F-4
Consolidated Statements of Changes in Stockholder's Equity for the Years Ended September
 30, 1998 and September 30, 1997 and for the Three Months Ended December 31, 1998
 (unaudited) .............................................................................  F-5
Consolidated Statements of Cash Flows for the Years Ended September 30, 1998 and 1997 and
 for the Three Months Ended December 31, 1998 and December 31, 1997 (unaudited) ..........  F-6
Notes to Consolidated Financial Statements ...............................................  F-7

                        Report of Independent Auditors

To the Board of Directors and Stockholders of Internet Financial Services Inc.

     We have audited the accompanying consolidated statements of financial condition of Internet Financial Services Inc. (the "Company") as of September 30, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Internet Financial Services Inc. as of September 30, 1998 and 1997, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                    Ernst & Young LLP


New York, New York
November 13, 1998

                       Internet Financial Services Inc.

                Consolidated Statements of Financial Condition

                                                                           September 30,    September 30,     December 31,
                                                                                1998             1997             1998
                                                                          ---------------  ---------------  ---------------
Assets                                                                                                        (unaudited)
Cash and cash equivalents ..............................................   $    970,308     $    702,693     $    250,797
Restricted cash ........................................................             --          113,569          406,861
Securities owned, at market value ......................................        104,518           24,206           14,970
Receivables from clearing broker .......................................        531,835          292,356          474,648
Property and equipment at cost, net of accumulated depreciation of
 $530,892, $167,774 and $645,803 at September 30, 1998, September
 30, 1997 and December 31, 1998, respectively ..........................      3,650,743        1,010,208        4,591,868
Loans receivable from related party ....................................        115,711          123,697          117,256
Deferred offering costs ................................................         75,235               --          271,203
Other assets ...........................................................         91,107          119,902          235,891
                                                                           ------------     ------------     ------------
Total assets ...........................................................   $  5,539,457     $  2,386,631     $  6,363,494
                                                                           ============     ============     ============
Liabilities and stockholders' equity Liabilities:
 Subordinated borrowings ...............................................   $    350,000          350,000     $    350,000
 Subordinated borrowings from related party ............................        180,000          180,000          180,000
 Securities sold, not yet purchased, at market value ...................         19,137               --            5,826
 Notes payable .........................................................        250,000               --          750,000
 Notes payable to related party ........................................             --               --           85,587
 Bank loan .............................................................         80,000          120,000           70,000
 Deferred rent incentives ..............................................        803,968               --          803,968
 Accounts payable and accrued liabilities ..............................      2,101,933          681,899        2,329,990
                                                                           ------------     ------------     ------------
Total liabilities ......................................................      3,785,038        1,331,899        4,575,371
Stockholders' equity:
 Common stock, $.001 par value, 10,000,000 shares authorized, 5,137,500,
   5,050,000 and 5,300,760 shares issued and outstanding at September
   30, 1998, September 30, 1997 and December 31, 1998, respectively ....          5,138            5,050            5,301
 Additional paid-in capital ............................................      3,758,333        2,441,902        4,135,568
 Option costs, net .....................................................       (100,292)              --         (219,559)
 Subscriptions receivable ..............................................         (4,999)        (120,869)              --
 Accumulated deficit ...................................................     (1,903,761)      (1,271,351)      (2,133,187)
                                                                           ------------     ------------     ------------
Total stockholders' equity .............................................      1,754,419        1,054,732        1,788,123
                                                                           ------------     ------------     ------------
Total liabilities and stockholders' equity .............................   $  5,539,457     $  2,386,631     $  6,363,494
                                                                           ============     ============     ============

                See notes to consolidated financial statements.

                       Internet Financial Services Inc.

                     Consolidated Statements of Operations

                                                                         Year ended                    Three months ended
                                                               --------------------------------  -------------------------------
                                                                September 30,    September 30,    December 31,     December 31,
                                                                     1998             1997            1998             1997
                                                               ---------------  ---------------  --------------  ---------------
Revenues:                                                                                          (unaudited)     (unaudited)
 Commissions ................................................    $7,403,059      $  4,017,787     $ 2,475,661      $ 1,187,487
 Data service revenues ......................................       661,236           148,353         275,604          124,012
 Principal transactions .....................................       901,889           230,297         378,659          113,858
 Interest and other income ..................................       146,704           130,095          48,564           31,058
 Interest income -- related party ...........................         6,380             6,000           1,545            1,145
                                                                 ----------      ------------     -----------      -----------
Total revenues ..............................................     9,119,268         4,532,532       3,180,033        1,457,560
 Interest expense ...........................................       244,322           197,359         104,753           15,860
 Interest expense -- related party ..........................        15,000            15,000           3,750            3,750
                                                                 ----------      ------------     -----------      -----------
Net revenues ................................................     8,859,946         4,320,173       3,071,530        1,437,950
                                                                 ----------      ------------     -----------      -----------
Expenses:
 Commissions, floor brokerage, and clearing charges .........     3,425,725         1,844,927       1,369,610          597,070
 Employee compensation and related costs ....................     2,247,963         1,297,575         852,342          380,041
 Communications .............................................       757,391           337,584         203,348          144,732
 Business development .......................................       980,651           441,424         203,695          368,102
 Professional services ......................................       971,494           894,920         198,571          104,816
 Occupancy and equipment costs ..............................       444,169           149,580         215,149           70,716
 Depreciation and amortization ..............................       363,207           198,980         114,911           69,278
 Other ......................................................       288,991           212,380         139,180           65,783
                                                                 ----------      ------------     -----------      -----------
Total expenses ..............................................     9,479,591         5,377,370       3,296,806        1,800,538
                                                                 ----------      ------------     -----------      -----------
Loss before income taxes ....................................      (619,645)       (1,057,197)       (225,276)        (362,588)
Income tax provision ........................................        12,765             2,776           4,150            3,191
                                                                 ----------      ------------     -----------      -----------
Net loss ....................................................    $ (632,410)     $ (1,059,973)    $  (229,426)     $  (365,779)
                                                                 ==========      ============     ===========      ===========
Net loss per common share ...................................    $     (.12)     $       (.30)    $      (.04)     $      (.07)
                                                                 ==========      ============     ===========      ===========
Weighted average common shares outstanding ..................     5,171,182         3,508,560       5,291,080        5,120,771
                                                                 ==========      ============     ===========      ===========

                See notes to consolidated financial statements.

                       Internet Financial Services Inc.

          Consolidated Statements of Changes in Stockholders' Equity


                                       Common Stock Issued      Additional     Unamortized
                                    -------------------------     Paid-in        Option
                                       Shares      Par Value      Capital         Costs
                                    ------------  -----------  ------------  --------------
Balance at October 1, 1996 .......     431,538       $  432     $  259,568     $       --
 Issuance of common stock, net ...   4,618,462        4,618      2,160,967             --
 Issuance of non-employee stock
  options (Note 12) ..............          --           --         21,367             --
 Net loss ........................          --           --             --             --
                                     ---------       ------     ----------     ----------
Balance at September 30, 1997 ....   5,050,000        5,050      2,441,902             --
 Issuance of common stock, net ...      87,500           88        874,912             --
 Issuance of non-employee stock
  options (Note 12) ..............          --           --         76,832             --
 Other contributions (Note 9) ....          --           --        115,000             --
 Option costs, net ...............          --           --        249,687       (100,292)
 Net loss ........................          --           --             --             --
                                     ---------       ------     ----------     ----------
Balance at September 30, 1998 ....   5,137,500        5,138      3,758,333       (100,292)
 Issuance of common stock, net....     163,260          163        185,985             --
 Option costs, net ...............          --           --        191,250       (119,267)
 Net loss ........................          --           --             --             --
                                     ---------       ------     ----------     ----------
Balance at December 31, 1998
 (unaudited) .....................   5,300,760       $5,301     $4,135,568     $ (219,559)
                                     =========       ======     ==========     ==========

                                       Subscriptions Receivable
                                    ------------------------------     Accumulated
                                         Shares          Amount          Deficit           Total
                                    ---------------  -------------  ----------------  ---------------
Balance at October 1, 1996 .......              --    $        --     $   (211,378)    $      48,622
 Issuance of common stock, net ...      (3,568,462)      (120,869)              --         2,044,716
 Issuance of non-employee stock
  options (Note 12) ..............              --             --               --            21,367
 Net loss ........................              --             --       (1,059,973)       (1,059,973)
                                        ----------    -----------     ------------     -------------
Balance at September 30, 1997 ....      (3,568,462)      (120,869)      (1,271,351)        1,054,732
 Issuance of common stock, net ...       3,318,451        115,870               --           990,870
 Issuance of non-employee stock
  options (Note 12) ..............              --             --               --            76,832
 Other contributions (Note 9) ....              --             --               --           115,000
 Option costs, net ...............              --             --               --           149,395
 Net loss ........................              --             --         (632,410)         (632,410)
                                        ----------    -----------     ------------     -------------
Balance at September 30, 1998 ....        (250,011)        (4,999)      (1,903,761)        1,754,419
 Issuance of common stock, net....         250,011          4,999               --           191,147
 Option costs, net ...............              --             --               --            71,983
 Net loss ........................              --             --         (229,426)         (229,426)
                                        ----------    -----------     ------------     -------------
Balance at December 31, 1998
 (unaudited) .....................              --    $        --     $ (2,133,187)    $   1,788,123
                                     =============    ===========     ============     =============


                 See notes to consolidated financial statements.

                       Internet Financial Services Inc.
                     Consolidated Statements of Cash Flows

                                                                 Year ended                     Three months ended
                                                     -----------------------------------   ------------------------------
                                                      September 30,      September 30,      December 31,     December 31,
                                                           1998               1997              1998             1997
                                                     ---------------   -----------------   --------------   -------------
                                                                                             (unaudited)     (unaudited)
Cash flows from operating activities
Net loss                                              $   (632,410)      $  (1,059,973)      $ (229,426)     $ (365,779)
Adjustments to reconcile net loss to net cash
 provided by (used in) operating activities:
 Other contributions                                       115,000                  --               --              --
 Depreciation and amortization                             363,207             198,980          114,911          69,188
 Amortization of option costs                              226,227              21,367           71,983          26,353
 Loss on disposal of fixed assets                               --              46,411               --              --
 Subscriptions receivable                                       --                  --            4,999              --
 Changes in assets and liabilities:
   (Increase) decrease in operating assets:
    Restricted cash                                        113,569            (113,569)        (406,861)             --
    Securities owned                                       (80,312)            144,473           89,548         (48,187)
    Receivables from clearing brokers                     (239,479)           (219,122)          57,187          60,295
    Loans from related party                                 7,986             (23,697)          (1,545)         (1,145)
    Other assets                                            28,795             (57,184)         (81,775)         48,764
   Increase (decrease) in operating liabilities:
    Securities sold, not yet purchased                      19,137             (41,262)         (13,311)             --
    Accounts payable and accrued liabilities               660,605             409,516          362,344         651,222
                                                      ------------       -------------       ----------      ----------
Net cash provided by (used in) operating
 activities                                                582,325            (694,060)         (31,946)        440,711
                                                      ------------       -------------       ----------      ----------
Cash flows used in investing activities
Purchases of property and equipment, net                (2,244,313)         (1,177,982)        (984,097)       (422,907)
Deferred rent incentives                                   803,968                  --               --              --
                                                      ------------       -------------       ----------      ----------
Net cash used in investing activities                   (1,440,345)         (1,177,982)        (984,097)       (422,907)
                                                      ------------       -------------       ----------      ----------
Cash flows from financing activities
Proceeds from sale of common stock, net                    990,870           2,044,716               --              --
Proceeds from exercised stock options                           --                  --            2,500              --
Proceeds from issuance of subordinated
 borrowings                                                     --             150,000               --              --
Proceeds from notes payable                                250,000             120,000          500,000              --
Deferred offering costs                                    (75,235)                 --         (195,968)             --
Repayment of bank loan                                     (40,000)           (125,000)         (10,000)        (10,000)
                                                      ------------       -------------       ----------      ----------
Net cash provided by (used in)
 financing activities                                    1,125,635           2,189,716          296,532         (10,000)
                                                      ------------       -------------       ----------      ----------
Net increase (decrease)in cash and
 cash equivalents                                          267,615             317,674         (719,511)          7,804
Cash and cash equivalents at beginning of period           702,693             385,019          970,308         702,693
                                                      ------------       -------------       ----------      ----------
Cash and cash equivalents at end of period            $    970,308       $     702,693       $  250,797      $  710,197
                                                      ============       =============       ==========      ==========
Supplemental non-cash financing activities
 and disclosure of cash flow information
Note receivable from sale of property and
 equipment                                            $         --       $      39,951       $       --      $       --
Accounts payable for purchases of property and
 equipment                                                 759,429                  --               --              --
Other contributions                                        115,000                  --               --              --
Cash paid for:
 Interest                                             $     90,802       $     193,733       $   41,600      $   15,860
 Taxes                                                       2,776              53,633               --              --


                See notes to consolidated financial statements.

                        Internet Financial Services Inc.

                   Notes to Consolidated Financial Statements

                     Years ended September 30, 1998 and 1997

       (unaudited with respect to data as of December 31, 1998 and for the three-month periods ended December 31, 1998 and December 31, 1997)

1. Organization and Basis of Presentation

     Internet Financial Services Inc. ("IFSI" or the "Company") conducts business primarily through its principal subsidiary, A.B. Watley, Inc. ("A.B. Watley"). A.B Watley is a registered broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc.

     A.B. Watley is an introducing broker-dealer which conducts business in electronic trading, information and brokerage services, as well as institutional block trading. A.B. Watley clears all transactions through two clearing brokers on a fully disclosed basis. Accordingly, A.B. Watley is exempt from the Securities and Exchange Commission's ("SEC") Rule 15c3-3.

     IFSI is a Delaware corporation organized on May 15, 1996. During its fiscal year ended September 30, 1997, all of the shares of capital stock of A.B. Watley were acquired by IFSI. Since IFSI and A.B. Watley were under common control, the acquisition has been accounted for under Accounting Interpretations of the Accounting Principles Board Opinion No. 16, "Transfers and Exchanges Between Companies Under Common Control," which requires the assets and liabilities so transferred to be accounted for at historical cost in a manner similar to that used in pooling of interests accounting. IFSI issued 431,538 shares of its common stock in consideration for the 99 shares of A.B. Watley; additionally, the operating results of IFSI reflect the operating results of A.B. Watley for the years presented.

     The consolidated financial statements include the accounts of IFSI and its wholly-owned subsidiary, A.B. Watley. All significant intercompany balances and transactions have been eliminated. Certain prior year amounts reflect reclassifications to conform to current year's presentations.

     The unaudited consolidated financial statements as of December 31, 1998 and for the three months ended December 31, 1998 and December 31, 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended December 31, 1998 are not necessarily indicative of the results that may be expected for the year ending September 30, 1999.

2. Summary of Significant Accounting Policies

Restricted Cash:

     Restricted cash consists of cash on deposit at a financial institution securing letters of credit and lines of credit.

Securities Transactions, Revenues, and Related Expenses:

     Securities transactions and related revenues and expenses, including commissions revenues and expenses, are recorded on a trade date basis. Data service revenues represent fees charged to customers for real-time access to various financial data. These fees are recorded as earned.

Securities Owned and Sold, Not Yet Purchased:

     Securities owned and securities sold, not yet purchased are stated at market or fair values, with resulting unrealized gains and losses reflected in the consolidated statements of operations. Market value is generally based on listed market prices. If listed market prices are unattainable, fair value is determined based on other relevant factors including broker or dealer price quotes.

                       Internet Financial Services Inc.

             Years ended September 30, 1998 and 1997 (unaudited with
        respect to data as of December 31, 1998 and for the three-month periods ended December 31, 1998 and December 31, 1997)

2. Summary of Significant Accounting Policies  -- (Continued)

Property and Equipment:

     Computer equipment, furniture and fixtures, and leasehold improvements are carried at cost and depreciated on the straight-line basis over their estimated useful lives, generally three to five years.

     Construction-in-progress, upon occupancy, will be amortized on a straight-line basis over the shorter of the useful life of the leasehold improvement or the term of the lease, generally ten years upon occupancy. Deferred rent incentives, which represent construction costs reimbursed by the lessor of the Company's office space, will be amortized on a straight-line basis over the term of the lease, which is ten years.

     Computer software is amortized on the straight-line basis over a period of three years. The cost of internally developed computer software is capitalized when management commits to funding a project it believes will be completed and used to perform the functions intended. The capitalized software is not amortized until the projects are complete. Pilot projects and projects where expected future economic benefits are less than probable are not eligible for capitalization.

Use of Estimates:

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Options:

     The Company accounts for stock option grants to employees in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and, accordingly, recognizes no compensation expense related to such grants. In cases where the Company grants options below the fair market value of the stock at the date of grant, the difference between the strike price and the fair market value is treated as compensation expense and amortized over the vesting period of the option. Stock options granted to consultants and others in lieu of cash compensation are recorded based upon management's estimate of fair value of the options or the related services provided and expensed over the vesting period, if any.

Fair Value of Financial Instruments:

     Substantially all of the Company's financial instruments are carried at fair value or amounts approximating fair value.

Business Development:

     The Company expenses all promotional costs as incurred and advertising costs upon first exhibition of the advertisement.

Income Taxes:

     Income taxes have been provided using the liability method under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes."

Earnings Per Share:

     Per share data is determined based on the weighted average number of common shares outstanding each year.

                       Internet Financial Services Inc.

             Years ended September 30, 1998 and 1997 (unaudited with
        respect to data as of December 31, 1998 and for the three-month periods ended December 31, 1998 and December 31, 1997)

2. Summary of Significant Accounting Policies  -- (Continued)

Statement of Cash Flows:

     The Company defines cash equivalents as highly liquid investments with original maturities of three months or less, other than those held for sale in the ordinary course of business.

3. Net Capital Requirement

     A.B. Watley is subject to the SEC's Uniform Net Capital Rule 15c3-1 (the "Net Capital Rule") which requires A.B. Watley to maintain minimum net capital such that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. The Net Capital Rule also requires that equity capital may not be withdrawn or cash dividends paid if A.B. Watley's resulting net capital ratio would exceed 10 to 1. At September 30, 1998, A.B. Watley had net capital, as defined, of $161,128 which was $61,128 in excess of its required net capital of $100,000. The aggregate indebtedness to net capital ratio was 7.4 to
1. At December 31, 1998, A.B. Watley had net capital, as defined, of $187,875 which was $87,875 in excess of its required net capital of $100,000. The aggregate indebtedness to net capital ratio was 3.3 to 1.

4. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk

     Pursuant to clearing agreements, the clearing and depository operations for A.B. Watley's and customers' securities transactions are provided by two clearing broker-dealers. A.B. Watley has agreed to indemnify its clearing brokers for losses that the clearing brokers may sustain from the customer accounts introduced by A.B. Watley. A.B. Watley, through its clearing brokers, seeks to control the risks associated with these activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. The clearing brokers monitor required margin levels daily and, pursuant to such guidelines, request customers to deposit additional collateral or reduce securities positions when necessary. All customer transactions pending as of September 30, 1998 settled without material adverse effect to the Company.

     Also, in the normal course of business, customers may sell securities short. Subsequent market fluctuations may require the clearing firms to obtain additional collateral from A.B. Watley's customers. It is the policy of the clearing firms to value the short positions and to obtain additional deposits where deemed appropriate.

     The Company may at times maintain inventories in equity securities on both a long and short basis. While long positions represent the Company's ownership of securities, short positions represent obligations of the Company. Accordingly, both long and short positions may result in gains or losses to the Company as market values of securities fluctuate. To manage the risk of losses, the Company marks long and short positions to market daily and continuously monitors the market fluctuations.

                        Internet Financial Services Inc.

             Years ended September 30, 1998 and 1997 (unaudited with
        respect to data as of December 31, 1998 and for the three-month periods ended December 31, 1998 and December 31, 1997)

5. Property and Equipment

     Property and equipment consist of the following:

                                                                     September 30
                                                            -------------------------------
                                                                 1998             1997
                                                            --------------   --------------
Computer equipment ......................................    $ 1,961,113      $ 1,115,626
Software ................................................        697,377           62,356
Construction-in-progress ................................      1,503,338               --
Furniture, fixtures, and leasehold improvements .........         19,807               --
                                                             -----------      -----------
                                                               4,181,635        1,177,982
Less accumulated depreciation and amortization ..........        530,892          167,774
                                                             -----------      -----------
                                                             $ 3,650,743      $ 1,010,208
                                                             ===========      ===========

     At September 30, 1998, software includes $602,363 of software under development. (See Note 2). Construction-in-progress represents amounts related to leasehold improvements being made on the Company's office space. The Company expects to occupy such space in early fiscal 1999. (See Note 2).

6. Subordinated Borrowings

     Borrowings of $530,000 at September 30, 1998 and 1997 are subordinated to the claims of general creditors, and mature in the amounts of $200,000, $150,000 and $55,000 on October 31, 1999 and $125,000 on April 30, 2000. The subordinated borrowings bear interest at annual rates of 15%, 13%, 0% and 12%, respectively.

     The loans are covered by agreements approved by the National Association of Securities Dealers, Inc. and are included by A.B. Watley for purposes of computing net capital under the Net Capital Rule. To the extent that such borrowings are required for A.B. Watley's continued compliance with minimum net capital requirements, they may not be repaid. Of the total subordinated borrowings, $180,000 is from an officer and shareholder of the Company. For the years ended September 30, 1998 and 1997, interest expense on the subordinated loans amounted to $64,500 and $62,000, respectively.

7. Notes Payable

     Effective February 13, 1998 and April 16, 1998, the Company issued promissory notes in the amount of $200,000 and $50,000, respectively, to three individuals, two of whom are minority stockholders of the Company. The notes bear interest at 8% per annum. The principal plus accrued interest on the notes is payable on the earlier of (a) the consummation of an initial public offering ("IPO") of the Company's equity securities, or (b) if such IPO does not occur on or before the first anniversary of the issue date of the notes, the principal plus accrued interest shall be payable in twelve equal monthly installments, unless the holders agree to extend such maturity date. For the year ended September 30, 1998, interest expense on the notes amounted to $11,833.

     Upon execution of these promissory notes, the holders were granted options on the common stock of the Company for a total price of $250. Pursuant to the Option Agreements, the options become exerciseable upon consummation of an IPO, and the number of shares to be issued will be determined by dividing the initial principal amount of the promissory notes by the IPO price. The fair value of the options is accounted for as a debt servicing fee, and is being amortized over a one year period. The unamortized amount of the debt service fee is included as "Option costs, net" in Stockholders' Equity. Amortization expense related to the debt servicing fee for the year ended September 30, 1998 amounted to $149,395.

                       Internet Financial Services Inc.

             Years ended September 30, 1998 and 1997 (unaudited with
        respect to data as of December 31, 1998 and for the three-month periods ended December 31, 1998 and December 31, 1997)

7. Notes Payable  -- (Continued)

     Effective October 2, 1998, the Company borrowed $500,000 from New York Small Business Venture Fund, LLC ("NYSB") under the condition that the proceeds of the loan be used as working capital to further the corporate purposes of the Company and not to repay any debt or redeem any equity interests. The loan accrues interest at 12% per annum which is payable first in 24 monthly installments of $5,000 beginning December 1, 1998. Commencing December 1, 2000, the principal amount of the loan is payable in 35 monthly installments of $8,333 plus interest on the unpaid balance, except for the last installment which shall be in the amount of $208,345 plus interest on the unpaid balance.

     As collateral for the loan, NYSB received a security interest in the Company's assets, and certain officers and directors of the Company have personally guaranteed all amounts due. Under the terms and conditions of the loan agreement, NYSB received warrants expiring October 2, 2003 to acquire 191,250 shares of the Company's common stock at an exercise price equal to the IPO price. In the event there has been no IPO within five years from the closing of the loan, the number of shares to be acquired under the terms of the warrant are reduced to 100,000 and NYSB shall have the right to put its ownership interest at a price as defined in the warrant agreement and cause the Company to repurchase all or part of such interest at any time thereafter. The fair value of the warrants (approximately $191,250) has been accounted for as a debt servicing fee and is being amortized over the life of the loan. The unamortized amount of the debt servicing fee is included as "Option costs, net" in Stockholders' Equity.

8. Bank Loan

     The bank loans at September 30, 1998 and 1997 consist of an unsecured term loan, with the full principal amount due September 29, 2000, and an interest rate of 8.5% per annum.

9. Related Party Transactions

     Included in loans receivable from related party at September 30, 1998 on the consolidated statement of financial condition are notes of $103,000, plus accrued interest of $12,711, due from a shareholder and officer of the Company. The notes generally bear interest at an annual rate of 6% and are payable on demand.

     Other contributions of $115,000 on the consolidated statement of changes in stockholders' equity represent compensation forgiven by two significant stockholders and officers of the Company. For consolidated financial statement purposes, the unpaid compensation is considered an expense and a contribution of capital.

10. Commitments and Contingencies

     The Company has entered into two lease agreements for office space which expire on June 23, 2009 and September 15, 1999, respectively. Both lease agreements are noncancellable and contain escalation provisions. As of September 30, 1998, the aggregate minimum future rental payments required were as follows:

  Year Ended September 30
  -----------------------
  1999 .............................................    $   158,538
  2000 .............................................        454,279
  2001 .............................................        463,947
  2002 .............................................        492,940
  2003 .............................................        492,940
  Thereafter .......................................      2,235,945
                                                        -----------
                                                        $ 4,298,589
                                                        ===========

                        Internet Financial Services Inc.

             Years ended September 30, 1998 and 1997 (unaudited with
        respect to data as of December 31, 1998 and for the three-month periods ended December 31, 1998 and December 31, 1997)

10. Commitments and Contingencies  -- (Continued)

     Rent expense for the years ended September 30, 1998 and 1997 was $170,101 and $98,934, respectively.

     In December 1998, the Company obtained a $500,000 line of financing from General Electric Capital Corporation ("GECC") which is to be used for the purchase or leasing of additional equipment and software. The Company is required to deliver to GECC a letter of credit in the amount of 50% of any amount borrowed under this financing. In addition, the Company has granted the lender a security interest in certain of the Company's existing equipment as well as in all equipment purchased using funds under this financing.

     In the ordinary course of business, the Company is party to several legal proceedings, the outcome of which, either singularly or in the aggregate, is not expected to have a material impact on the Company's financial position.

11. Acquisitions

     Effective October 2, 1998, and as subsequently modified, the Board of Directors approved the issuance of 38,260 shares of the Company's common stock for all the shares of capital stock of Computer Strategies, Inc. ("CSI"). CSI provided software support, research and development to the Company with the Company serving as CSI's primary customer. The acquisition was accounted for as a purchase. The Company recorded approximately $60,000 in goodwill from the acquisition which is being amortized over 3 years, and approximately $59,000 in capitalized software attributable to costs incurred in the application development stage of the Company's software development. At the date of acquisition, CSI owed $85,580 to the sole shareholder of CSI, who became an officer of the Company. This amount is included in notes payable to related party and was paid to Mr. Ferguson in January and February 1999.

12. Stock Options

     Under the Company's 1998 and 1997 Stock Option Plans (the "Plans"), employees, non-employee directors and officers, and consultants are generally granted options (both incentive stock options and nonqualified stock options) to purchase shares of common stock at prices not less than the estimated fair market value of the common stock on the date the option is granted. The options are exercisable at either the date of grant, in ratable installments or otherwise, generally over a period of one to three years from the date of grant. The options generally expire within ten years after the date of grant. The number of shares delivered in the aggregate under the 1998 and 1997 Plans cannot exceed 600,000 and 400,000 shares, respectively, (1,000,000 shares in total). No option shall be granted under the 1998 Plan after March 16, 2008 or under the 1997 Plan after January 26, 2007.

     A summary of the Company's stock option activity (exclusive of the options discussed in Note 7 and the information discussed in Note 16) and related information for the years ended September 30, 1998 and 1997 is as follows:

                        Internet Financial Services Inc.

             Years ended September 30, 1998 and 1997 (unaudited with
        respect to data as of December 31, 1998 and for the three-month periods ended December 31, 1998 and December 31, 1997)

12. Stock Options  -- (Continued)

                                                       Number      Weighted Average
                                                     of Shares      Exercise Price
                                                    -----------   -----------------
Outstanding at October 1, 1996 ..................          --          $    --
 Granted, year ended September 30, 1997 .........     375,000             1.90
                                                      -------          -------
Outstanding at September 30, 1997 ...............     375,000             1.90
 Granted, year ended September 30, 1998 .........      45,100             8.89
                                                      -------          -------
Outstanding at September 30, 1998 ...............     420,100          $  2.34
                                                      =======          =======
Exercisable at September 30, 1997 ...............      50,000          $  2.00
                                                      =======          =======
Exercisable at September 30, 1998 ...............     312,500          $  1.88
                                                      =======          =======

     Included in the table above are non-employee option grants of 20,000 and 85,000 shares, respectively, for the years ended September 30, 1998 and 1997. The estimated fair values of the grants to non-employees are amortized over the vesting period of the grants, if any. For the years ended September 30, 1998 and 1997 the amount charged to expense for non-employee options was $76,832 and $21,367, respectively, and is included in professional services.

     The weighted average fair value of options granted during the years ended September 30, 1998 and 1997 was $1.13 and $0.57, respectively. The fair value of each option grant was estimated at the date of grant using the Black-Scholes option valuation model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options. In calculating the fair values of the stock options, the following weighted average assumptions were used:

                                      1998 Grants     1997 Grants
                                     -------------   ------------
Dividend yield ...................         0%              0%
Average expected life:
 Employees .......................      5.4 years       5.4 years
 Non-employees ...................      0.5 years       5.5 years
Risk-free interest rate ..........        5.4%            6.6%
Expected volatility ..............         0%              0%

     Pro forma information regarding net income is required under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," and has been determined as if the Company had accounted for all the 1998 and 1997 stock option grants on the fair value method. For purposes of the pro forma information, the fair values of the 1998 and 1997 option grants to employees are amortized over the vesting period. The pro forma information for the years ended September 30, 1998 and 1997 is as follows:

                       Internet Financial Services Inc.

             Years ended September 30, 1998 and 1997 (unaudited with
        respect to data as of December 31, 1998 and for the three-month periods ended December 31, 1998 and December 31, 1997)

12. Stock Options  -- (Continued)

                                                Year ended September 30
                                           ---------------------------------
                                                1998              1997
                                           --------------   ----------------
Net loss as reported ...................     $ (632,410)      $ (1,059,973)
Net loss pro forma .....................     $ (674,499)        (1,082,707)
Net loss per share as reported .........     $     (.12)      $       (.30)
Net loss per share pro forma ...........     $     (.13)      $       (.31)


     Additional information regarding options outstanding as of September 30, 1998 (exclusive of the options discussed in Note 7 and the information discussed in Note 16) is as follows:

                                                   Weighted Average
                                                      Remaining
    Exercise          Number          Number       Contractual Life
     Price         Outstanding     Exercisable         (Years)
---------------   -------------   -------------   -----------------
   $   .02          125,000         125,000              8.33
      2.00          180,500         130,500              9.52
      5.00           69,500          19,500             10.93
      8.00           25,100          17,500              9.99
     10.00           20,000          20,000              0.58
                    -------         -------
     Total          420,100         312,500
                    =======         =======

     During October and November 1998, three employees exercised stock options which were granted during 1997 at a strike price of two cents per share, and were issued 125,000 shares of the Company's common stock.

     Effective November 19, 1998, the Board of Directors agreed to: (1) grant for no additional consideration 16,200 additional options at a strike price of $5.00 per share to two employees who were granted $5.00 options in September 1997; and (2) amend the option grants to all option holders who were granted $8.00 options in November 1997 to reflect a strike price of $6.00 per share.

     Effective November 20, 1998, the Board of Directors agreed to amend the option grants to all option holders who were granted $10.00 options in April 1998 to reflect a strike price of $6.00 per share.

13. Income Taxes

     The Company files a consolidated federal income tax return with A.B. Watley. For all periods presented, the Company provides for income taxes as required under SFAS No. 109. The Company records income taxes using a liability approach for financial accounting and reporting which results in the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.

     The provision for income taxes for the years ending September 30, 1998 and 1997 is comprised of New York State and New York City taxes in the amount of $12,765 and $2,776, respectively. No benefit has been provided for the Company's net operating losses.

     The difference between the U.S. federal tax rate and the Company's effective tax rate for the years ending September 30, 1998 and 1997 follows:

                       Internet Financial Services Inc.

             Years ended September 30, 1998 and 1997 (unaudited with
        respect to data as of December 31, 1998 and for the three-month periods ended December 31, 1998 and December 31, 1997)

13. Income Taxes  -- (Continued)

                                                     Year ended September 30
                                                   ---------------------------
                                                       1998           1997
                                                   ------------   ------------
Tax benefit at federal statutory rate ..........      (34.0%)        (34.0%)
State taxes, net of federal tax effect .........        2.9%           0.3%
Valuation allowance ............................       33.9%          34.8%
Other ..........................................       (0.3%)        (0.8%)
                                                      -----          -----
Effective tax rate .............................        2.5%           0.3%
                                                      =====          =====

     Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Company's deferred tax assets and liabilities as of September 30, 1998 and 1997 are as follows:


                                               Year ended September 30
                                             ---------------------------
                                                 1998           1997
                                             ------------   ------------
Net operating loss .......................    $  638,238     $  369,197
Mark-to-market loss on inventory .........        10,932         10,931
Depreciation .............................       (82,221)       (33,441)
Other ....................................         6,927          9,867
                                              ----------     ----------
Total deferred tax assets ................       573,876        356,554
Valuation reserve ........................      (573,876)      (356,554)
                                              ----------     ----------
Net deferred tax asset ...................    $       --     $       --
                                              ==========     ==========

     At September 30, 1998, the Company has net operating loss carryforwards for federal tax purposes of $1,382,065 that will expire no sooner than September 30, 2013.

14. Capital Stock

     Effective January 24, 1997, the Company's certificate of incorporation was amended to reflect the total number of shares authorized to issue as 10,000,000 shares with a par value of $.001 per share.

     On October 1, 1998, and as subsequently modified, the Company's Board of Directors authorized the sale of up to 2,000,000 shares of common stock (subject to increase at the discretion of the Company's executive officers), plus a 15% over-allotment option to the underwriter, in an IPO at an estimated gross offering price of not less than $7.00 per share. The Board of Directors approved the following, conditional on the effectiveness of the IPO: (1) the issuance of 3,000 shares of common stock with a three year restriction provision for nominal consideration to certain employees of the Company, and (2) grants of 519,350 and 14,500 stock options with an exercise price of $7.00 per share to certain employees and non-employees, respectively, of the Company. These options vest over a period of up to three years. The estimated fair value of non-employee options and the 3,000 shares issued to certain employees will be expensed upon the effectiveness of the IPO.

15. Earnings Per Share

     The weighted average number of shares outstanding for the years ended September 30, 1998 and 1997 reflect the 70,771 shares discussed in Note 16 below as though the shares were outstanding as of the beginning of each year. Since the Company recognized a net loss in both years, diluted earnings per common share is the same as earnings per common share for both years.

                       Internet Financial Services Inc.

             Years ended September 30, 1998 and 1997 (unaudited with
        respect to data as of December 31, 1998 and for the three-month periods ended December 31, 1998 and December 31, 1997)

16. Subsequent Events (Unaudited)

     On January 14, 1999, the Board of Directors agreed to amend the Company's certificate of incorporation to increase the authorized number of shares of common stock to 20,000,000, and to authorize and delineate the terms under which preferred stock may be issued. In addition, the Board agreed to issue, subject to the effectiveness of the IPO, 70,771 additional shares of common stock for nominal additional consideration to certain stockholders who purchased private placement shares during the year ended September 30, 1998.

     During January 1999, the Board of Directors approved the issuance of 221,500 shares of the Company's common stock in a private placement offering. The common stock was issued at a price of $4.80 per share (total gross proceeds of $1,063,200) and was restricted with regard to sale or disposition for a period of one year. Two employees of the Company purchased an aggregate of 102,000 shares as part of this offering.

     Effective January 28, 1999, the Company borrowed $400,000 from New York Community Investment Company, L.L.C. ("NYCIC"), an affiliate of NYSB, under the conditions that the proceeds of the loan be used as working capital to further the corporate purposes of the Company and not to repay any debt or redeem any equity interests. The loan accrues interest at 12% per annum which is payable first in 24 monthly installments of $4,000 beginning March 1, 1999. Commencing March 1, 2001, the principal amount of the loan is payable in 35 monthly installments of $6,667 plus interest on the unpaid balance, except for the last installment which shall be in the amount of $166,665 plus interest on the unpaid balance.

     As collateral for the loan, NYCIC received a security interest in the Company's assets. Under the terms and conditions of the loan agreement, NYCIC received warrants expiring January 28, 2004 to acquire 140,000 shares of the Company's common stock at an exercise price equal to the IPO price. In the event there has been no IPO within five years from the closing of the loan, the number of shares to be acquired under the terms of the warrant are reduced to 80,000 and NYCIC shall have the right to put its ownership interest at a price defined in the warrant agreement and cause the Company to repurchase all or part of such interest at any time thereafter. The fair value of the warrants (approximately $140,000) will be accounted for as a debt servicing fee and amortized over the life of the loan. The unamortized amount of the debt servicing fee will be included as "Option costs, net" in Stockholders' Equity.

     On January 31, 1999, the subordinated borrowings maturing on October 31, 1999 were amended to extend the maturity date to October 31, 2000.

     On March 24, 1999 the Company amended its 1998 Stock Option Plan to increase the number of shares covered thereunder to 800,000 shares. In addition the Company agreed to issue as of the effective date of its IPO options covering an aggregate of 224,750 shares to certain employees at an exercise price of $7.00 per share.

                               [LOGO AND DIAGRAM]

================================================================================
       We have not authorized any dealer, salesperson or any other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful.



                     -----------------------------------

                               TABLE OF CONTENTS




                                                Page
Prospectus Summary .......................        3
Risk Factors .............................        7
Use of Proceeds ..........................       14
Dilution .................................       15
Dividends ................................       16
Capitalization ...........................       16
Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations .........................       17
Business .................................       23
Management ...............................       35
Principal Stockholders ...................       41
Certain Transactions .....................       42
Description of Securities ................       43
Shares Eligible for Future Sale ..........       44
Underwriting .............................       45
Legal Matters ............................       47
Experts ..................................       47
Additional Information ...................       47
Index to Financial Statements ............      F-1


                     -----------------------------------

       Until , 1999, all dealers effecting transactions in the registered securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                                2,000,000 Shares






                               INTERNET FINANCIAL
                                 SERVICES INC.






                                  Common Stock









                                 --------------
                                   PROSPECTUS
                                 --------------

                          Whale Securities Co., L.P.






                                         , 1999



================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporation to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit a director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the company or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article Eighth of the Registrant's Certificate of Incorporation provides that the personal liability of the directors of the Registrant be eliminated to the fullest extent permitted under Section 102(b) of the Delaware General Corporation law.

     Article Ninth of the Registrant's Certificate of Incorporation and the Registrant's By-laws provides that all persons who the Registrant is empowered to indemnify pursuant to the provisions of Section 145 of the Delaware General Corporation Law (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Registrant to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefor unenforceable.

     Reference is made to the Underwriting Agreement, the proposed form of which is filed as Exhibit 1.1, pursuant to which the underwriter agrees to indemnify the directors and certain officers of the Registrant and certain other persons against certain civil liabilities.


Item 25. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses (other than the underwriting discounts and commissions and the Underwriter's Non-Accountable Expense Allowance) expected to be incurred in connection with the issuance and distribution of the securities being registered.

   SEC Registration ....................................................   $   4,496.51
   NASD Filing Fee .....................................................   $   2,341.01
   Legal Fees and Expenses* ............................................   $ 130,000.00
   Printing and Engraving Costs* .......................................   $ 110,000.00
   Accounting Fees* ....................................................   $ 180,000.00
   Blue Sky Expenses and Counsel Fees ..................................   $         **
   Boston Stock Exchange and NASDAQ Listing Fees and Related Expenses* .   $  40,000.00
   Miscellaneous* ......................................................   $         **
                                                                           ------------
     Total .............................................................   $ 630,000.00
                                                                           ============

------------
 * Estimated
** To be provided by amendment.

Item 26. Recent Sales of Unregistered Securities.

     Since January 1997, the Registrant has issued securities without registration under the Securities Act in the following transactions:

     1. In January 1997, the Registrant issued an aggregate of 431,538 shares of Common Stock, $.001 par value ("Common Stock"), valued at $80,000, to Steven Malin and Robert Malin, the co-founders of the Registrant, in exchange for all of the issued and outstanding shares of A.B. Watley, Inc.

     2. In January 1997, the Registrant issued an aggregate of 3,568,462 shares of Common Stock to nine investors for aggregate proceeds of $71,369. These investors are directors, executive officers and/or employees of the Registrant and two family members of two of the directors.

     3. In January 1997, the Registrant issued options to purchase an aggregate of 125,000 shares of Common Stock, exercisable at $.02 per share, to three executive officers of the Registrant.

     4. In April 1997, the Registrant issued an aggregate of 1,050,000 shares of Common Stock to forty-two investors for aggregate proceeds of $2,100,000. All of these investors were accredited investors, of which 38 were individuals, 1 was a Profit Sharing Plan, 1 was a Trust and 2 were foreign investors.

     5. In April 1997, the Registrant issued options to purchase an aggregate of 180,500 shares of Common Stock, exercisable at $2.00 per share, to ten employees under the Registrant's stock option plans.

     6. In September 1997, the Registrant issued options to purchase an aggregate of 87,700 shares of Common Stock, exercisable at $5.00 per share, to seven employees under the Registrant's stock option plans.

     7. In November 1997, the Registrant issued options to purchase an aggregate of 20,600 shares of Common Stock, exercisable at $6.00 per share, to six employees under the Registrant's stock option plans.

     8. In January 1998, the Registrant issued 50,000 shares of Common Stock to a foreign accredited investor for $500,000.

     9. In March 1998, the Registrant issued 20,000 shares of Common Stock and warrants to purchase 20,000 shares of Common Stock to a foreign accredited investor for $200,000.

     10. In May 1998, the Registrant issued 17,500 shares of Common Stock to a foreign accredited investor for $175,000.

     11. In October 1998, the Registrant issued 38,260 shares of Common Stock, valued at $183,648, to Leon Ferguson in exchange for all the shares of Computer Strategies, Inc.

     12. In October 1998, the Registrant issued warrants to purchase 191,250 shares of Common Stock to New York Small Business Venture Fund, LLC, an accredited investor, as partial consideration for making a $500,000 loan to the Registrant.

     13. In October 1998, the Registrant issued 25,000 shares of Common Stock to an executive officer upon exercise of options, for proceeds of $500.

     14. In November 1998, the Registrant issued an aggregate of 100,000 shares of Common Stock to two executive officers upon exercise of options, for aggregate proceeds of $2,000.

     15. In December 1998, the Registrant issued an aggregate of 3,000 shares of Common Stock to five employees for aggregate proceeds of $1,500.

     16. In January 1999, the Registrant issued an aggregate of 70,771 shares of Common Stock to three stockholders for no or nominal consideration. These stockholders were non-U.S. investors.

     17. In January 1999, the Registrant issued an aggregate of 221,500 shares of Common Stock to twelve investors for aggregate net proceeds of $1,050,000. All of these investors were accredited investors, of which 10 were individuals (including one executive officer, one proposed director (to take office upon the effectiveness of the offering) and a trust for the benefit of an executive officer) and two were corporate entities.

     18. In January 1999, the Registrant issued warrants to purchase 140,000 shares of Common Stock to New York Community Investment Company, L.L.C., an accredited investor, as partial consideration for making a $400,000 loan to the Registrant.

     The sales and issuances of the Common Stock, options and warrants described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2), Regulation 506 and/or Regulation 701 thereof as transactions not involving a public offering. The Registrant made a determination that each of the purchasers was a sophisticated investor. The purchasers in such private offerings represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate legends were affixed to the stock certificates and warrants issued in such transactions. All purchasers had adequate access, through their employment or other relationships, to sufficient information about the Registrant to make an informed investment decision. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Item 27. Exhibits.

  Exhibit
    No.                                      Description
----------                                   -----------
  1.1        Form of Underwriting Agreement.
  3.1        Restated Certificate of Incorporation of the Company and form of amendment thereto.*
  3.2        By-Laws of the Company, as amended.
  4.1        Specimen Common Stock Certificate.
  4.2        Form of Underwriter's Warrant Agreement, including Form of Warrant Certificate.
  5.1        Form of Opinion of Hartman & Craven LLP on legality of securities being registered.
 10.1        1997 Stock Option Plan.*
 10.2        Second Amended and Restated 1998 Stock Option Plan.
 10.3        Employment Agreement dated as of May 1, 1997 between the Company and Steven Malin and Amendment to Employment Agreement dated as of October 1, 1998 between the
             Company and Steven Malin.*
 10.4        Employment Agreement dated as of June 1, 1997 between the Company and Harry Simpson and Amendment to Employment Agreement dated October 1, 1998 between the Company and
             Harry Simpson.*
 10.5        Employment Agreement dated as of January 1, 1999 between the Company and Robert
             Malin.*
 10.6        Employment Agreement dated as of June 1, 1997 between the Company and Anthony G.
             Huston and Amendment to Employment Agreement dated as of October 1, 1998 between the
             Company and Anthony G. Huston.*
 10.7        Employment Agreement dated as of March 1, 1998 between the Company and Eric
             Steinberg.*
 10.8        Office lease dated as of June 20, 1997 between 40 Wall Development Associates, LLC, as Landlord and the Company as Tenant for premises located at 40 Wall Street, New
             York, New York.
 10.9        [Intentionally omitted]
 10.10       [Intentionally omitted]
 10.11       Co-Branding Agreement dated October 11, 1996 between PC Quote, Inc. and A.B. Watley, Inc., as amended.**
 10.12       Computer Software License Agreement dated December 8, 1996 between Townsend Analytics,
             Ltd. and A.B. Watley, Inc., as amended.**
 10.13       Fully Disclosed Clearing Agreement dated October 3, 1996 and Amendment dated June 8, 1998 between Penson Financial Services, Inc. and A.B. Watley, Inc.*
 10.14       Fully Disclosed Correspondent Agreement dated November 18, 1996 between Weiss, Peck &
             Greer, L.L.C. and A.B. Watley, Inc.*
 10.15       License Agreement dated as of October 1, 1998 between Ethos Corporation and A.B. Watley,
             Inc.**
 10.16       Service Marketing Representative Agreement dated as of January 29, 1998 between S&P Common
             Stock, Inc. and A.B. Watley, Inc.+
 10.17       Master Lease Agreement dated December 17, 1998 between General Electric Capital Corporation and the Company.
 10.18       Security Agreement dated December 17, 1998 between General Electric Capital Corporation and the Company.

  Exhibit
    No.                                      Description
----------                                   -----------
 10.19        Letter of Credit Agreement dated December 17, 1998 between General Electric Capital
              Corporation and the Company.
 10.20        Loan Agreement dated January 28, 1999 between New York Community Investment Company
              L.L.C., the Company and A.B. Watley, Inc.*
 10.21        Promissory Note of the Company and A.B. Watley, Inc. dated January 28, 1999 issued to the
              New York Community Investment Company L.L.C.*
 10.22        Security Agreement dated January 28, 1999 between New York Community Investment Company
              L.L.C. and A.B. Watley, Inc.*
 10.23        Security Agreement dated January 28, 1999 between New York Community Investment Company
              L.L.C. and the Company.*
 23.1         Consent of Hartman & Craven LLP (contained in, and incorporated herein by reference to Exhibit 5.1 of this Registration Statement).
 23.2         Consent of Ernst & Young LLP, independent auditors.
 23.3         Consent of William Brawer.*
 23.4         Consent of Elizabeth Chambers.*
 23.5         Consent of Mark Chambre.*
 23.6         Consent of Stanley Weinstein.*
 24.1         Power of Attorney.*
 27.1         Financial Data Schedule.

------------
 * Previously filed
** Previously filed in redacted form pursuant to Rule 406 promulgated under the Securities Act. Filed separately in unredacted form subject to a request for confidential treatment pursuant to Rule 406 under the Securities Act.
 + Filed herewith an amendment to the redacted form previously filed pursuant to Rule 406 promulgated under the Securities Act. Filed separately in unredacted form subject to a request for confidential treatment pursuant to Rule 406 under the Securities Act.

Item 28. Undertakings.

     The undersigned Registrant hereby undertakes to:

   (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) include any prospectus required by section 10(a)(3) of the Securities Act;

       (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) include any additional or changed material information on the plan of distribution;

   (2) for determining liability under the Securities Act, treat each such post-effective amendment as a new registration of the securities offered, and the offering of such securities at that time to be initial bona fide offering; and

   (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of this offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes (1) to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser; (2) that for the purpose of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Securities and Exchange Commission declares it effective; and (3) that for the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement herein, and treat the offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned in the City of New York, State of New York, on April 7, 1999.

                                   INTERNET FINANCIAL SERVICES INC.


                                   By: /s/ Steven Malin
                                       ------------------------------------
                                       Steven Malin,
                                       Chairman and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement was signed by the following persons in the capacities and on the dates stated.

         Signature                                 Title                               Date
         ---------                                  -----                              ----
       /s/ Steven Malin               Chairman of the Board, Chief Executive         April 7, 1999
------------------------------        Officer and Director (Principal Executive
          Steven Malin                Officer and Principal Financial Officer)


    /s/ Michael Fielman               Vice President -- Finance                      April 7, 1999
------------------------------        (Principal Accounting Officer)
       Michael Fielman


     /s/ Harry Simpson                President, Chief Operating Officer             April 7, 1999
------------------------------        and Director
        Harry Simpson


      /s/ Robert Malin                Director                                       April 7, 1999
------------------------------
        Robert Malin

                                 EXHIBIT INDEX

  Exhibit
    No.                                      Description
----------                                   -----------
  1.1        Form of Underwriting Agreement.
  3.1        Restated Certificate of Incorporation of the Company and form of amendment thereto.*
  3.2        By-Laws of the Company, as amended.
  4.1        Specimen Common Stock Certificate.
  4.2        Form of Underwriter's Warrant Agreement, including Form of Warrant Certificate.
  5.1        Form of Opinion of Hartman & Craven LLP on legality of securities being registered.
 10.1        1997 Stock Option Plan.*
 10.2        Second Amended and Restated 1998 Stock Option Plan.
 10.3        Employment Agreement dated as of May 1, 1997 between the Company and Steven Malin and Amendment to Employment Agreement dated as of October 1, 1998 between the
             Company and Steven Malin.*
 10.4        Employment Agreement dated as of June 1, 1997 between the Company and Harry Simpson and Amendment to Employment Agreement dated October 1, 1998 between the Company and
             Harry Simpson.*
 10.5        Employment Agreement dated as of January 1, 1999 between the Company and Robert Malin.*
 10.6        Employment Agreement dated as of June 1, 1997 between the Company and Anthony G.
             Huston and Amendment to Employment Agreement dated as of October 1, 1998 between the
             Company and Anthony G. Huston.*
 10.7        Employment Agreement dated as of March 1, 1998 between the Company and Eric Steinberg.*
 10.8        Office lease dated as of June 20, 1997 between 40 Wall Development Associates, LLC, as Landlord and the Company as Tenant for premises located at 40 Wall Street, New
             York, New York.
 10.9        [Intentionally omitted]
 10.10       [Intentionally omitted]
 10.11       Co-Branding Agreement dated October 11, 1996 between PC Quote, Inc. and A.B. Watley, Inc., as amended.**
 10.12       Computer Software License Agreement dated December 8, 1996 between Townsend Analytics,
             Ltd. and A.B. Watley, Inc., as amended.**
 10.13       Fully Disclosed Clearing Agreement dated October 3, 1996 and Amendment dated June 8, 1998 between Penson Financial Services, Inc. and A.B. Watley, Inc.*
 10.14       Fully Disclosed Correspondent Agreement dated November 18, 1996 between Weiss, Peck &
             Greer, L.L.C. and A.B. Watley, Inc.*
 10.15       License Agreement dated as of October 1, 1998 between Ethos Corporation and A.B. Watley,
             Inc.**
 10.16       Service Marketing Representative Agreement dated as of January 29, 1998 between S&P Common
             Stock, Inc. and A.B. Watley, Inc.+
 10.17       Master Lease Agreement dated December 17, 1998 between General Electric Capital Corporation and the Company.
 10.18       Security Agreement dated December 17, 1998 between General Electric Capital Corporation and the Company.
 10.19       Letter of Credit Agreement dated December 17, 1998 between General Electric Capital
             Corporation and the Company.
 10.20       Loan Agreement dated January 28, 1999 between New York Community Investment Company
             L.L.C., the Company and A.B. Watley, Inc.*
 10.21       Promissory Note of the Company and A.B. Watley, Inc. dated January 28, 1999 issued to the New York Community Investment Company L.L.C.*
 10.22       Security Agreement dated January 28, 1999 between New York Community Investment Company
             L.L.C. and A.B. Watley, Inc.*
 10.23       Security Agreement dated January 28, 1999 between New York Community Investment Company
             L.L.C. and the Company.*
 23.1        Consent of Hartman & Craven LLP (contained in, and incorporated herein by reference to Exhibit 5.1 of this Registration Statement).
 23.2        Consent of Ernst & Young LLP, independent auditors.
 23.3        Consent of William Brawer.*
 23.4        Consent of Elizabeth Chambers.*
 23.5        Consent of Mark Chambre.*
 23.6        Consent of Stanley Weinstein.*
 24.1        Power of Attorney.*
 27.1        Financial Data Schedule.

------------
 * Previously filed
** Previously filed in redacted form pursuant to Rule 406 promulgated under the Securities Act. Filed separately in unredacted form subject to a request for confidential treatment pursuant to Rule 406 under the Securities Act.
 + Filed herewith an amendment to the redacted form previously filed pursuant to Rule 406 promulgated under the Securities Act. Filed separately in unredacted form subject to a request for confidential treatment pursuant to Rule 406 under the Securities Act.